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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Comfort Systems USA, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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COMFORT SYSTEMS USA, INC.
675 Bering, Suite 400
Houston, Texas 77057

April 9, 2012

To Our Stockholders:

        You are cordially invited to attend the Annual Meeting of the Stockholders of Comfort Systems USA, Inc., which will be held on Thursday, May 17, 2012 at the Hilton Houston Post Oak, 2001 Post Oak Boulevard, Houston, Texas 77056 at 10:00 a.m.

        Information about the meeting is presented on the following pages. At this meeting you are being asked to elect directors to serve until the next annual meeting; to ratify the appointment of Ernst & Young LLP, independent auditors, as the Company's auditors for 2012; to approve, by stockholder non-binding advisory vote, the compensation paid by the Company to its named executive officers, commonly referred to as a "Say on Pay" proposal; to approve the adoption of the 2012 Equity Incentive Plan; and to approve the adoption of the 2012 Senior Management Annual Performance Plan.

        Please read the proxy statement, which presents important information about the Company and each of the items being presented for stockholder vote. Whether or not you intend to be present in person, when you have finished reading the statement, please vote promptly by telephone or internet, which saves the Company money, or by marking, signing, and returning your proxy card in the enclosed envelope so that your shares will be represented.

        We hope that many of you will be able to attend the meeting in person. We look forward to seeing you there.

Sincerely yours,

WILLIAM F. MURDY Chairman of the Board	BRIAN E. LANE President and Chief Executive Officer

COMFORT SYSTEMS USA, INC.
675 Bering, Suite 400
Houston, Texas 77057

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 17, 2012

        Notice is hereby given that the 2012 Annual Meeting of Stockholders (the "Annual Meeting") of Comfort Systems USA, Inc., a Delaware corporation (the "Company"), will be held at the Hilton Houston Post Oak, 2001 Post Oak Boulevard, Houston, Texas 77056 at 10:00 a.m., on Thursday, May 17, 2012 for the following purposes:

  1.
  To elect nine (9) directors to serve until the 2013 Annual Meeting of Stockholders;

  2.
  To ratify the appointment of Ernst & Young LLP, independent auditors, as the Company's auditors for 2012;

  3.
  To approve, by a stockholder non-binding advisory vote, the compensation paid by the Company to its named executive officers, commonly referred to as a "Say on Pay" proposal;

  4.
  To approve the 2012 Equity Incentive Plan;

  5.
  To approve the 2012 Senior Management Annual Performance Plan; and

  6.
  To transact any other business that may properly come before the Annual Meeting.

        We are not aware of any other business to come before the Annual Meeting. Any action may be taken on any one of the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned or postponed. Stockholders of record at the close of business on March 19, 2012 are entitled to notice of and to vote at the Annual Meeting. In the event there are not enough votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned or postponed in order to permit our further solicitation of proxies.

By Order of the Board of Directors,

TRENT T. MCKENNA Corporate Secretary

Houston, Texas
April 9, 2012

TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE EITHER FOLLOW THE DIRECTIONS FOR PHONE OR INTERNET VOTING ON YOUR PROXY CARD OR SIGN, DATE AND RETURN YOUR PROXY AS PROMPTLY AS POSSIBLE. AN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES, IS ENCLOSED FOR THIS PURPOSE.

COMFORT SYSTEMS USA, INC.

Annual Meeting of Stockholders
May 17, 2012

PROXY STATEMENT

GENERAL MEETING INFORMATION

Why am I receiving this proxy statement?

        The enclosed proxy is solicited by the Board of Directors (the "Board") of Comfort Systems USA, Inc. (the "Company") for the 2012 Annual Meeting of Stockholders (the "Annual Meeting"), to be voted at the Annual Meeting. This proxy statement and the enclosed proxy are first being provided to stockholders on or about April 9, 2012.

When and where is the 2012 Annual Meeting of Stockholders?

        The Annual Meeting will be held at the Hilton Houston Post Oak, 2001 Post Oak Boulevard, Houston, Texas 77056 at 10:00 a.m. on Thursday, May 17, 2012, and at any reconvened meetings after any adjournments or postponements thereof.

Who can vote?

        The holders of record of shares of the Company's common stock, $.01 par value per share (the "Common Stock"), at the close of business on March 19, 2012 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting.

How do I vote?

        If you are a registered stockholder, you may vote in person at the Annual Meeting or by proxy. You may vote by proxy by providing your voting instructions by internet or telephone or by signing, dating and returning a proxy card. The instructions for each method of voting are on the proxy card.

        If you are a registered stockholder and wish to vote in person at the meeting, be sure to bring a form of personal picture identification with you. If your stock is held by a broker, bank or other nominee (in "street name") and you wish to vote in person at the meeting, in addition to picture identification, you should bring both (i) an account statement or a letter from the record holder indicating that you owned the shares as of the record date, and (ii) a proxy issued in your name, which you must obtain from the record holder.

What are the voting rights of holders of Common Stock?

        Each share of Common Stock is entitled to one vote on each matter before the Annual Meeting.

What are my voting choices and what is the required vote?

        By giving us your proxy, you authorize the persons named on the proxy card to vote your shares in the manner you indicate at the Annual Meeting or at any adjournments or postponements thereof.

Proposal 1:    Election of Directors

        In the vote on the election of director nominees to serve until the 2013 Annual Meeting, stockholders may:

  (a)
  vote for all nominees;

  (b)
  withhold authority from the proxy holders to vote for all nominees; or

  (c)
  vote for all nominees except those specified.

        The Board recommends a vote FOR all nominees. If a quorum is present, the nine nominees for election as directors receiving the greatest number of votes properly cast at the Annual Meeting or at any adjournments or postponements thereof will be elected. As a result, a vote to withhold authority will be counted toward a quorum, but will not affect the outcome of the vote on the election of a director. Broker non-votes will be counted toward a quorum, but will not be taken into account in determining the outcome of the election.

Proposal 2:    Ratification of Auditors

        In the vote on whether to ratify the selection of Ernst & Young LLP as independent auditors for the Company for the year ending December 31, 2012, stockholders may:

  (a)
  vote for ratification;

  (b)
  vote against ratification; or

  (c)
  abstain from voting on ratification.

        The Board recommends a vote FOR ratification. If the stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain Ernst & Young LLP, but still may retain them. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. The affirmative vote of a majority of the votes cast by stockholders represented at the Annual Meeting and entitled to vote on this proposal will be required to ratify the appointment of the independent auditors. Abstentions will be counted toward a quorum, but will not be taken into account in determining the outcome of this vote.

Proposal 3:    Non-Binding Advisory "Say on Pay" Vote

        In the non-binding advisory vote on whether to approve the compensation paid by the Company to its named executive officers, stockholders may:

  (a)
  vote for approval;

  (b)
  vote against approval; or

  (c)
  abstain from voting on the approval.

        The Board recommends a vote FOR approval. The affirmative vote of a majority of the votes cast by stockholders represented at the Annual Meeting and entitled to vote on this proposal will constitute the stockholders' non-binding approval with respect to the Company's executive compensation programs. The Board will review the voting results and take them into consideration when making future decisions regarding executive compensation. Abstentions and broker non-votes will be counted toward a quorum, but will not be taken into account in determining the outcome of this vote.

Proposal 4:    Approval of 2012 Equity Incentive Plan

        In the vote on whether to approve the 2012 Equity Incentive Plan, stockholders may:

  (a)
  vote for approval;

  (b)
  vote against approval; or

  (c)
  abstain from voting on the approval.

        The Board recommends a vote FOR this proposal. The affirmative vote of a majority of the votes cast by stockholders represented at the Annual Meeting and entitled to vote on this proposal will be required to approve the plan. Abstentions and broker non-votes will be counted toward a quorum, but will not be taken into account in determining the outcome of this vote.

Proposal 5:    Approval of 2012 Senior Management Annual Performance Plan

        In the vote on whether to approve the 2012 Senior Management Annual Performance Plan, stockholders may:

  (a)
  vote for approval;

  (b)
  vote against approval; or

  (c)
  abstain from voting on the approval.

        The Board recommends a vote FOR this proposal. The affirmative vote of a majority of the votes cast by stockholders represented at the Annual Meeting and entitled to vote on this proposal will be required to approve the plan. Abstentions and broker non-votes will be counted toward a quorum, but will not be taken into account in determining the outcome of this vote.

What constitutes a quorum?

        A quorum is the minimum number of shares required to hold a meeting. Consistent with Delaware law and the Company's Bylaws, a majority of the shares entitled to cast votes on a particular matter, present in person or represented by proxy, constitutes a quorum as to that matter. As of the Record Date, 37,417,859 shares of Common Stock, representing the same number of votes, were outstanding. Therefore, the presence of holders of Common Stock representing at least 18,708,930 votes will be required to establish a quorum.

What is the difference between holding shares as a stockholder of record and as a beneficial owner of shares held in street name?

        If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and the accompanying Notice of Annual Meeting was sent directly to you by the Company.

        If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in "street name," and the Notice of Annual Meeting was forwarded to you by your bank, broker, or other intermediary. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

What happens if I do not give specific voting instructions?

        If you are a stockholder of record and you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares FOR the nominees listed in Proposal 1, FOR the ratification of the appointment of Ernst & Young LLP as the Company's auditors for 2012 in Proposal 2, FOR approval with respect to the Company's executive compensation programs in Proposal 3, and FOR approval of the plans in Proposal 4 and Proposal 5.

        If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under New York Stock Exchange ("NYSE") rules, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters (including uncontested director elections, "Say on Pay," and approval of the 2012

Equity Incentive Plan and the 2012 Senior Management Annual Performance Plan). If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter (including uncontested director elections, "Say on Pay," and approval of the 2012 Equity Incentive Plan and the 2012 Senior Management Annual Performance Plan), the organization that holds your shares will inform our election inspectors that it does not have the authority to vote on this matter with respect to your shares and your shares will not be voted. This is generally referred to as a "broker non-vote." When our election inspectors tabulate the votes for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, but will not otherwise be counted. We encourage you to provide voting instructions to the organization that holds your shares.

Can I change my vote after I return my proxy card?

        Yes. A proxy may be revoked by a registered stockholder at any time before it is voted by (i) returning to the Company another properly signed proxy bearing a later date, (ii) delivering a written revocation to the Secretary of the Company no later than the close of business on May 16, 2012, or (iii) attending the Annual Meeting or any adjourned session thereof and voting the shares covered by the proxy in person. If your stock is held in street name, you must follow the instructions of the broker, bank, or nominee as to how to change your vote.

Who pays to prepare, mail, and solicit the proxies?

        The Company will pay the expense of soliciting proxies. In addition to the solicitation of proxies by use of the mails, the Company may use the services of its officers and regular employees as well as brokerage houses and other stockholders to solicit proxies personally and by mail and telephone. The Company will reimburse brokers and other persons for their reasonable charges and expenses in forwarding soliciting materials to their principals. Officers and employees of the Company will receive no compensation in addition to their regular salaries to solicit proxies.

Who tabulates the votes?

        Votes cast by proxy or in person at the Annual Meeting will be counted by two people appointed by the Company to act as election inspectors for the Annual Meeting.

Could other matters be decided at the Annual Meeting?

        We do not know of any matters that may be properly presented for action at the Annual Meeting other than Proposals 1, 2, 3, 4, and 5. If other business does properly come before the Annual Meeting, the persons named in the proxy intend to act on those matters as they deem advisable. With respect to shares held in street name, the nominee may vote on those matters, subject to the NYSE's rules on the exercise of discretionary authority.

What happens if the Annual Meeting is postponed or adjourned?

        Your proxy may be voted at the postponed or adjourned Annual Meeting. You will still be able to change your proxy until it is voted.

How can I find the Company's governance documents, such as its corporate Governance Standards, director Independence Guidelines, Corporate Compliance Policy, and Board committee charters?

        All these documents can be found on our website at http://www.comfortsystemsusa.com. Please note that documents and information on our website are not incorporated into this proxy statement by reference. These documents are also available in print by writing to the Office of the General Counsel, 675 Bering, Suite 400, Houston, Texas 77057.

How can I receive a copy of the Annual Report?

        The Annual Report to Stockholders, which includes the Company's Annual Report on Form 10-K for the Company's year ended December 31, 2011, accompanies this proxy statement and may also be accessed through our website—http://www.comfortsystemsusa.com.

Where can I find the voting results of the Annual Meeting?

        We plan to announce the preliminary voting results at the Annual Meeting and to publish the final results in a current report on Form 8-K, which we will file with the United States Securities and Exchange Commission (the "SEC") and make available on our website—http://www.comfortsystemsusa.com.

When and where will a list of stockholders be available?

        A list of stockholders of record will be available for examination at the Company's headquarters during ordinary business hours for the ten days prior to the Annual Meeting.

PROPOSAL NUMBER 1
ELECTION OF DIRECTORS

Board of Directors

        Nine directors will be elected at the Annual Meeting to serve for a one-year term expiring at the Annual Meeting of Stockholders expected to be held in May 2013.

Information with Respect to Nominees for Director

        The nominees for election at the Annual Meeting are William F. Murdy, Darcy G. Anderson, Herman E. Bulls, Alfred J. Giardinelli, Jr., Alan P. Krusi, Brian E. Lane, Franklin Myers, James H. Schultz, and Robert D. Wagner, Jr. (collectively the "Nominees").

        If elected, each Nominee has agreed to serve for a term of one year expiring at the 2013 Annual Meeting of Stockholders. It is expected that all of the Nominees will be able to serve, but if any Nominee is unable to serve, the proxies reserve discretion to vote, or refrain from voting, for a substitute nominee.

  Nominees

        Set forth below are the names, ages as of March 31, 2012, and principal occupations for at least the past five years of each of the Nominees and the names of any other public companies of which each is currently serving, or has served in the past five years, as a director:

WILLIAM F. MURDY, 70
Chairman of the Board

        William F. Murdy has served as our Chairman of the Board since June 2000, and served as our Chief Executive Officer from June 2000 until December 2011. Prior to joining the Company, he was President and Chief Executive Officer of Club Quarters, a privately owned chain of membership hotels. From January 1998 through July 1999, Mr. Murdy served as President, Chief Executive Officer and Chairman of the Board of LandCare USA, a publicly traded commercial landscape and tree services company. LandCare USA was acquired in July 1999 by another publicly traded company specializing in services to commercial facilities and homeowners. From 1989 through December 1997, Mr. Murdy was President and Chief Executive Officer of General Investment and Development Company, a privately held real estate operating company. From 1981 to 1989, Mr. Murdy served as the Managing General

Partner of the Morgan Stanley Venture Capital Fund. From 1974 to 1981, Mr. Murdy served as the Senior Vice President, among other positions, of Pacific Resources, Inc., a publicly traded company involved primarily in petroleum refining and marketing. Mr. Murdy also serves on the Board of Directors of UIL Holdings Corporation and Kaiser Aluminum Corporation. Mr. Murdy is a graduate of the United States Military Academy at West Point and of the Harvard Business School.

        Mr. Murdy has more than thirty years of public and private company operating experience, including significant experience in the construction and business services field. He has served as Chairman and/or Chief Executive Officer of several private and public companies and has significant experience serving on public company boards.

DARCY G. ANDERSON, 55
Director

        Darcy G. Anderson has served as a Director of the Company since March 2008. Since April 2009, Mr. Anderson has served as Vice Chairman of Hillwood, a real estate, oil and gas, and investments company. From November 2000 until April 2009, Mr. Anderson served as Chief People Officer and Vice President for Perot Systems Corporation, an information technology services and consulting firm. Prior to joining Perot Systems, Mr. Anderson held various positions at Hillwood Development Corporation beginning in 1987, including Senior Vice President for Corporate Affairs and Chief Operating Officer. Mr. Anderson also served as president of Hillwood Urban, overseeing all of the operations and development for the company's Victory project and the new American Airlines Center in downtown Dallas. He also served in various leadership roles for the Perot '92 Presidential Campaign. Mr. Anderson joined Electronic Data Systems (EDS) in 1983 working in recruiting management. Prior to his employment with EDS, Mr. Anderson completed five years of active duty in the United States Army Corp of Engineers. He is a Director for the West Point Association of Graduates. Mr. Anderson is a graduate of the United States Military Academy at West Point.

        Mr. Anderson has significant experience and knowledge of real estate development, human resources and leadership development practices, energy efficiency, corporate facilities management, and information technology services.

HERMAN E. BULLS, 56
Director

        Herman E. Bulls has served as a Director of the Company since February 2001. Since September 2001, Mr. Bulls has served as Chief Executive Officer and President of Bulls Advisory Group, a real estate consulting and advisory firm, and serves as Chief Executive Officer, Public Institutions of Jones Lang LaSalle, an international full-service real estate firm. From September 2000 until August 2001, Mr. Bulls served as Executive Vice President and Chief Operating Officer of one of the nation's largest Fannie Mae multifamily lenders. From March 1998 to September 2000, Mr. Bulls was a Managing Director for Jones Lang LaSalle, an international full-service real estate firm. From 1989 until 1998, he held several positions with the predecessor organization, LaSalle Partners. Prior to his employment with Jones Lang LaSalle, he served over eleven years of active duty service with the United States Army. Mr. Bulls was the Co-Founder, President, and Chief Executive Officer of Bulls Capital Partners, a commercial mortgage firm. He sold the firm to a Wall Street entity in 2010. Mr. Bulls retired as a Colonel from the Army Reserve. Mr. Bulls is Vice Chair of the Board of Directors of the West Point Association of Graduates, serves as a member of the Real Estate Advisory Committee for New York State Teachers' Retirement System, one of the largest retirement systems in the United States, and serves on the Board of Directors of Rasmussen College, ITT EXELIS, and USAA. Mr. Bulls is a graduate of the United States Military Academy at West Point and of the Harvard Business School.

        Mr. Bulls has decades of real estate and finance experience with a particular knowledge of team building, marketing, and strategic development.

ALFRED J. GIARDINELLI, JR., 64
Director

        Alfred J. Giardinelli, Jr., one of the original founders of the Company, has served as a Director of the Company since June 1997. Since 1982, Mr. Giardinelli has been the President of Eastern Heating & Cooling, Inc., a New York corporation that is a wholly owned subsidiary of the Company. Mr. Giardinelli is a graduate of Florida State University.

        Mr. Giardinelli has forty years of experience in the construction industry and has been involved in the formation and growth of the Company since its inception. As President of one of the Company's operating subsidiaries, Mr. Giardinelli provides the Board a unique and valuable perspective on the construction business.

ALAN P. KRUSI, 57
Director

        Alan P. Krusi has served as a Director of the Company since March 2008. Mr. Krusi is President, Strategic Development of AECOM Technology Corporation. From 2003 until 2009 Mr. Krusi served as President of Earth Tech, Inc., an engineering, consulting, and construction services firm owned by Tyco International. From 2002 to 2003, Mr. Krusi served as CEO of RealEnergy, Inc., a company providing on-site cogeneration to commercial and industrial customers. From 1999 to 2002, Mr. Krusi served as President of the Construction Services division of URS Corporation, where he oversaw an international construction services business specializing in construction management and program management. Prior to his employment with URS, and over a period of twenty-two years, Mr. Krusi held a number of technical and management positions within the engineering and construction industries. Mr. Krusi is a graduate of the University of California at Santa Barbara and is a Registered Geologist, Certified Engineering Geologist, and Licensed General Contractor in the State of California.

        Mr. Krusi has more than thirty-five years of experience in the construction and engineering industries, including experience in executive management positions for public companies.

BRIAN E. LANE, 55
Director, President, and Chief Executive Officer

        Brian E. Lane has served as Chief Executive Officer and President of Comfort Systems since December 2011 and as a director since November 2010. Brian served as Comfort Systems' President and Chief Operating Officer from March 2010 until December 2011. Brian joined Comfort Systems in October 2003 and served as Vice President and then Senior Vice President for Region One of the Company until he was named Executive Vice President and Chief Operating Officer in January 2009. Prior to joining Comfort Systems, Brian spent fifteen years at Halliburton, the global service and equipment company devoted to energy, industrial, and government customers. During his tenure, he held various positions in business development, strategy, and project initiatives. He departed as the Regional Director of Europe and Africa. Brian's additional experience included serving as a Regional Director of Capstone Turbine Corporation, a distributed power manufacturer. He also was a Vice President of Kvaerner, an international engineering and construction company where he focused on the chemical industry. Brian earned a Bachelor of Science in Chemistry from the University of Notre Dame and his MBA from Boston College.

        Mr. Lane has more than twenty-five years of experience in the construction and engineering industries. As the Company's Chief Executive Officer and President, Mr. Lane provides the Board a valuable perspective on the Company's day-to-day operations and on current trends and developments in the industry.

FRANKLIN MYERS, 59
Director

        Franklin Myers has served as a Director of the Company since May 2005. From April 2008 until March 2009, Mr. Myers served as Senior Advisor for financial and merger and acquisition matters for Cameron International Corporation, a global provider to the oil & gas and process industries. Mr. Myers served as the Senior Vice President of Finance and Chief Financial Officer of Cameron International Corporation from 2003 to 2008. From 1995 to 2003, Mr. Myers served at various times as Senior Vice President and President of a division within Cooper Cameron Corporation as well as General Counsel and Secretary. Prior to joining Cooper Cameron Corporation in 1995, Mr. Myers served as Senior Vice President and General Counsel of Baker Hughes Incorporated, and an attorney and partner at the law firm of Fulbright & Jaworski. Mr. Myers currently serves on the Board of Directors of Ion Geophysical Corporation and HollyFrontier Corporation. Mr. Myers served on the Board of Directors of Seahawk Drilling Company from 2009 until 2011, and of Frontier Oil Corporation—a predecessor of HollyFrontier Corporation—from 2009 until its 2011 merger with Holly Corporation. Currently, Mr. Myers is an operating advisor to Paine and Partners, a private equity firm. Mr. Myers holds a Bachelor of Science, Industrial Engineering, from Mississippi State University and a J.D. degree, with honors, from the University of Mississippi.

        Mr. Myers has several decades of public company experience, with a particular knowledge of operations, financial management, and legal affairs. Additionally, Mr. Myers has significant experience serving on other public company boards.

JAMES H. SCHULTZ, 63
Director

        James H. Schultz has served as a Director of the Company since November 2002. He retired from the American Standard Companies in 2001, where he had worked for thirty-one years. Mr. Schultz served as President of the Trane Commercial Air Conditioning Group, a division of the American Standard Companies, from 1998 to 2001. Prior to that time he served in various other capacities, including Executive Vice President. Mr. Schultz served on the Board of Directors of Goodman Global, Inc. from 2006 to 2008. Mr. Schultz has been Chair and a Board member of the Air Conditioning and Refrigeration Institute, and serves on The Engineering College Industry Advisory Board. Mr. Schultz is also a Board Member of Twin City Fan and currently serves on the Iowa State University Engineering College and Industry Advisory Board. Mr. Schultz is a graduate of Iowa State University.

        Mr. Schultz has extensive experience related to the manufacture, sale, service, and installation of HVAC equipment and performance contracting. As President of the Trane Commercial Air Conditioning Group, Mr. Schultz had complete responsibility for the division's profit and loss statements. As a result of his experience, Mr. Schultz is very knowledgeable about the Company's industry.

ROBERT D. WAGNER, JR., 70
Director

        Robert D. Wagner, Jr. has served as a Director of the Company since April 2001. He is currently a Principal and Advisory Director of Rivington Capital Advisors LLC, which provides advisory services and private equity and debt placement for independent oil and gas producers. Mr. Wagner previously served as a Managing Director of Bankers Trust/BT Alex Brown in their Energy Corporate Finance Group. He also was Executive Vice President of First City National Bank of Houston's energy division, and later, the special loans division. Mr. Wagner served on the Board of Directors of Electric City Corp. from 2001 until 2005 and of Blue Dolphin Energy Corp. from 2001 until 2004. Mr. Wagner is a graduate of Holy Cross College and the Stern School of Business at New York University.

        Mr. Wagner has forty years of experience in banking and corporate finance. His experience lends unique insights into the Company's financial management as well as its banking and other financial arrangements with the capital markets.

The Board of Directors recommends that stockholders vote FOR the Directors listed above in Proposal Number 1.

Meetings of the Board and Committees

        During the year ended December 31, 2011, the Board held seven regular meetings and four special meetings. At each regularly scheduled meeting of the Board, the non-management directors, each of whom is independent, met separately from management in executive session under the direction of Mr. Myers, the Chair of the Audit Committee and Lead Director. Members of the Board are encouraged to attend the Annual Meeting and all members of the Board attended the Annual Meeting in 2011. Additional information regarding the determination of director independence is set forth below under "Corporate Governance—Independence." Each director attended at least 75% of the meetings of the Board and the Board committees of which he was a member that took place during his term of office.

        The Board has several committees. Each of these committees and their members are described below. The Board has adopted a written charter for each of these committees which, together with the Board's Governance Standards and Independence Guidelines, are available on the Company's website at http://www.comfortsystemsusa.com, or by writing to Comfort Systems USA, Inc., Office of the General Counsel, 675 Bering, Suite 400, Houston, Texas 77057.

  Audit Committee.

        The Audit Committee, which held eight regular meetings during 2011, reviews with management and the independent auditors the Company's quarterly and annual financial statements, the scope of the audit, any comments made by the independent auditors and such other matters as the committee deems appropriate. In addition, the Audit Committee reviews the performance and retention of the Company's independent auditors and reviews with management those matters relating to compliance with corporate policies, as the committee deems appropriate. The Audit Committee reviews and reassesses the adequacy of its charter every year and has done so for 2012.

        The members of the Audit Committee are Messrs. Myers, Krusi, Schultz and Wagner, none of whom is or has been an executive officer or employee of the Company at any time. The Board has determined that the committee consists entirely of directors who meet the independence requirements of the NYSE's listing standards, the Board's Independence Guidelines (discussed below at "Corporate Governance—Independence") and the rules and regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In addition, the Board has determined that each member of the

Audit Committee is financially literate, and based on accounting or related financial management expertise, that each of Messrs. Myers, Krusi, Schultz, and Wagner are audit committee financial experts.

  Compensation Committee.

        The Compensation Committee, which held five regular meetings and one special meeting during 2011, establishes and administers the Company's executive compensation program and reviews and advises the Board with respect to major organizational changes, leadership development and leadership succession, excepting succession of the Chief Executive Officer, which is overseen by the Governance and Nominating Committee. The Compensation Committee establishes and regularly reviews the compensation levels of executive officers and other key managers, and also reviews incentive awards. The members of the committee are Messrs. Anderson, Bulls, Krusi, and Myers, none of whom is or has been an executive officer or employee of the Company at any time. The committee has the authority to hire a professional consultant to review and analyze the Company's compensation programs. Since 2007, the committee has retained Towers Watson & Co. to provide comparison data related to the Company's compensation programs; further, as discussed below in the section titled "Compensation Discussion and Analysis" the Compensation Committee also consults with executive management in developing compensation plans for the Company. The Board has determined that the Compensation Committee consists entirely of directors who meet the independence requirements of the NYSE listing standards, the Board's Independence Guidelines, and the rules and regulations under the Exchange Act.

  Governance and Nominating Committee.

        The Governance and Nominating Committee, which held four regular meetings during 2011, evaluates the structure and membership of the Board, evaluates candidates for nomination to the Board as appropriate with an emphasis on diversity of viewpoint and professional experience, reviews the compensation structure for the non-employee directors and the frequency and content of meetings, establishes and reviews the Company's succession plan for its Chief Executive Officer, and makes recommendations to the Board on all such matters. Although the committee does not have a formal diversity policy, the committee works to maintain a Board that is diverse in viewpoint and professional experience. The committee periodically examines the composition of the Board to ensure that the Board, taken as a whole, has the necessary skills and experience to steer the Company toward its stated objectives. Directors are nominated or elected by the Board, and stockholders may nominate directors as described further in "Corporate Governance—Director Nomination by Stockholders." The committee identifies Board candidates through a variety of formal and informal channels. The committee has the authority to hire a professional search firm to help identify candidates with specific qualifications, although it has no current engagement with any such firm. The members of the committee are Messrs. Schultz, Anderson, Bulls, and Wagner, each of whom the Board has determined to meet the independence requirements of the NYSE listing standards, the Board's Independence Guidelines, and the rules and regulations under the Exchange Act.

  Finance Committee.

        The Finance Committee, which did not hold a meeting in 2011, is authorized by the Board to consult with management and advise the Board on all matters pertaining to the Company's capital structure and certain acquisitions. The members of the committee are Messrs. Murdy, Giardinelli, Krusi, and Myers. Messrs. Albers and Matlock, advisory directors (described further under "Corporate Governance—Advisory Directors" below), serve as advisory members of the Finance Committee.

 Corporate Governance

        The Board believes the purpose of corporate governance is to maximize stockholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices that the Board believes promote this purpose, are sound practices, and represent best practices. The Board continually reviews these governance practices, Delaware law (the state in which the Company is incorporated), the rules and listing standards of the NYSE and SEC regulations, and best practices suggested by recognized governance authorities. The corporate Governance Standards are posted on the Company's website at http://www.comfortsystemsusa.com and are also available upon request to Comfort Systems USA, Inc., Office of the General Counsel, 675 Bering, Suite 400, Houston, Texas 77057.

  Code of Ethics

        The Company adopted the Compliance Policy in 1997, the year the Company was founded. That policy, with subsequent amendments, remains in effect and applies to the Company's directors, officers and employees who are subject to disciplinary action, including termination, for violations of the policy. The policy forms the basis of the Company's ethics and compliance program and covers a wide range of areas. Many Company policies are summarized in the Compliance Policy including conflict of interest, insider trading, confidentiality, and compliance with all laws and regulations applicable to the conduct of the Company's business. Any amendments to the Compliance Policy or the grant of a waiver from a provision of the policy requiring disclosure under applicable SEC rules will be disclosed to the public. The Compliance Policy is posted under the "Governance" tab of the Company's website at http://www.comfortsystemsusa.com and is also available upon request to Comfort Systems USA, Inc., Office of the General Counsel, 675 Bering, Suite 400, Houston, Texas 77057.

  Independence

        The Board has adopted Independence Guidelines to assist the Board in making independence determinations relating to members of the Board. The criteria are consistent with the NYSE listing standards regarding director independence. For a director to be considered independent, the Board must determine that the director does not have a material relationship, directly or indirectly, with the Company. The Independence Guidelines are published on our website, http://www.comfortsystemsusa.com, and are also available by written request to Comfort Systems USA, Inc., Office of the General Counsel, 675 Bering, Suite 400, Houston, TX 77057.

        The Board has considered the independence of its members in light of the Independence Guidelines and the rules and regulations under the Exchange Act, including each director's affiliations and relationships, and has determined that Messrs. Anderson, Bulls, Krusi, Myers, Schultz, and Wagner, who together constitute a majority of the Board, qualify as independent directors of the Company.

  Advisory Directors

        In 2007, the Board determined to invite two of the Company's subsidiary presidents, Katherine Teitel and Joseph Nichter, Jr., to attend meetings of the Board in an advisory capacity to provide the directors additional insight into the Company's daily operations and current industry trends. In 2009, the Board invited Steve P. Ross and Kimberlee L. Anderson to replace Ms. Teitel and Mr. Nichter as advisory directors. In 2011, the Board invited Tim Albers and Vincent Matlock to replace Mr. Ross and Ms. Anderson as advisory directors. Mr. Albers is the President of Quality Air Heating and Cooling, Inc., and Mr. Matlock is the President of S.M. Lawrence Co., Inc. Jim Young was also invited to serve as an advisory director in 2011, but will no longer serve following his retirement as the President of Riddleberger Brothers, Inc. at the end of 2011. As advisors to the Board, Messrs. Albers and Matlock do not vote on proposals before the Board and do not have a significant policy-making function. The Board intends to rotate these positions regularly so that other operators of the Company will be provided the opportunity to serve as advisors to the Board.

  Director Nomination by Stockholders

        The Board will consider director candidates recommended by stockholders for inclusion on the slate of directors nominated by the Board. Any stockholder may submit one candidate for consideration in conformity with the Bylaws and as set forth hereafter under the caption "Stockholder Proposals." Stockholders desiring to recommend a candidate must submit the recommendation to the Governance and Nominating Committee c/o the Corporate Secretary, Comfort Systems USA, Inc., 675 Bering, Suite 400, Houston, Texas 77057. If a nominating stockholder is not a record holder, the stockholder must provide the same evidence of eligibility as set forth in Exchange Act Rule 14a-8(b)(2).

        At the time the nominating stockholder submits the recommendation, the candidate must submit all personal information that the Company would be required to disclose in a proxy statement in accordance with Exchange Act rules. In addition, at that time the candidate must:

  •
  Certify that he or she meets the requirements to be: (a) independent under the NYSE's listing standards and the Board's Independence Guidelines, (b) a non-management director under Rule 16b-3 of the Exchange Act, and (c) an outside director under Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time, and pertinent regulations promulgated thereunder by the Internal Revenue Service (collectively, the "Code");

  •
  Consent to serve on the Board, if nominated and elected; and

  •
  Agree to complete, upon request, a customary director's questionnaire.

        The Governance and Nominating Committee will evaluate any candidate recommended by a stockholder to determine whether he or she is highly qualified. Particular consideration will be given to those individuals who have substantial achievement in their personal and professional pursuits and whose talents, experience, and integrity would be expected to contribute to the best interests of the Company and to long-term stockholder value. Without limitation, the committee recommends individuals who have a general management focus, have specialization in the Company's principal business activities or finance, have significant experience in issues encountered by public companies, and who could contribute to the diversity of the Board. The committee evaluates candidates recommended by stockholders in the same way it evaluates candidates proposed from other sources.

  Communications with the Board

        Stockholders and other interested parties may communicate directly with the Board by writing to Comfort Systems USA, Inc., Board of Directors, 675 Bering, Suite 400, Houston, Texas 77057. The Chairman of the Board will review these communications and will determine appropriate steps to address them. A stockholder wishing to communicate directly with the non-management members of the Board may address the communication to "Non-Management Directors, c/o Board of Directors" at the address listed above. These communications will be handled by the Chair of the Audit Committee, who is currently designated to preside at meetings of non-management directors. Finally, communications can be sent directly to individual directors by addressing letters to their individual name, c/o the Board of Directors, at the address listed above.

  Board Leadership Structure and the Board's Role in Risk Oversight

        The Board has determined that it is currently in the best interest of the Company for the position of Chairman of the Board to be filled by the Company's former Chief Executive Officer, William F. Murdy. Mr. Murdy retired as Chief Executive Office in December 2011 after serving as the Company's Chief Executive Officer for more than eleven years, and he continues as the Company's Chairman of the Board under the Board's approved management succession plan. The Board believes that Mr. Murdy continuing to serve as the Company's Chairman of the Board will be an effective transition device for the Board and management. Further, Messrs. Murdy and Lane have developed a productive working relationship and effectively transitioned the Chief Executive Officer position under the management succession plan; the Board believes that their rapport will allow for effective communication between the Board and management and foster an efficient and productive relationship between the Board's strategic role and management's control of daily operations, while retaining Mr. Murdy's knowledge of the Company's business and industry and using his knowledge to the Company's best advantage.

        To ensure a strong and independent Board, the Company also has a Lead Director. The Chair of the Audit Committee is designated to serve as Lead Director. Accordingly, Mr. Myers is currently Lead Director. The Lead Director presides at executive sessions of the Board, serves as the liaison between the Chairman of the Board and the other directors, and advises the Chairman of the Board with respect to the schedule, agenda and information for Board meetings.

        In connection with its annual self-evaluation, the Board considers whether the current leadership structure continues to be appropriate for the Company. The Board believes that directors should be responsive to the Company's evolving circumstances and objectives, and adapt the Board's leadership structure when necessary.

        The Company's full Board is actively involved in overseeing the Company's risk management process and the Company's risk appetite. These activities are aligned with the Company's strategy. Additionally, the Audit Committee, Compensation Committee, and Governance and Nominating Committee consider risks that fall within their respective areas of responsibilities. A group of the Company's top executives serve on a committee (the "Risk Committee") that is directly responsible for the Company's risk management process. The Company's Chief Executive Officer and the Company's President and Chief Operating Officer, both members of the Board, serve on the Risk Committee, however, the Risk Committee is a committee of management, not of the Board. The Risk Committee meets at least annually to define and improve the risk-mapping process and considers any appropriate updates at least quarterly. Any risks that are identified through the Company's compliance and ethics program are included in the Risk Committee's processes, along with operational, financial, and strategic risks. The Risk Committee presents comprehensive reports directly to the Board at least annually.

Director Compensation for 2011

        Each director who is not an employee of the Company or one of its subsidiaries receives a quarterly retainer of $7,500 ($8,500 if the director chairs a committee or $12,500 if the director chairs the Audit Committee and also serves as the Lead Director). Directors receive $3,000 for attendance at each Board meeting, $2,000 for each committee meeting (unless held on the same day as a Board meeting or other committee meeting, in which case the director is only paid for one of the meetings occurring on that date), and $1,000 for each telephonic meeting or telephonic attendance at a meeting. Directors are also reimbursed for reasonable out-of-pocket expenses incurred in connection with Board and committee meetings.

        The Company's Amended and Restated 2006 Equity Compensation Plan for Non-Employee Directors, which was adopted by the Board and approved by stockholders in May 2008, provides that each non-employee director who continues in office or is first elected at an annual stockholder meeting receives a grant of 10,000 shares of Common Stock, vesting immediately upon grant. The Board has adopted stock ownership guidelines that require directors to own not less than (i) 1,000 shares of stock within ninety days of their initial election as a director; (ii) 10,000 shares by the second anniversary of the director's election; and (iii) 20,000 shares by the later of November 16, 2010 or the fourth anniversary of the director's initial election. All directors currently comply with these ownership requirements.

        Directors who are employees of the Company or one of its subsidiaries receive no additional compensation for serving as directors. Mr. Murdy, an employee director until he retired as the

Company's Chief Executive Officer in December 2011, did not receive any compensation for his services as a director. The following table discloses the cash, equity awards and other compensation earned, paid or awarded, as the case may be, to each of the Company's non-employee directors during 2011.

Name(1)	Director Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Director Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(3)	Total ($)
Darcy G. Anderson	$58,000	$107,600	$0	$0	$0	$165,600
Herman E Bulls	$59,000	$107,600	$0	$0	$0	$166,600
Alan P. Krusi	$55,000	$107,600	$0	$0	$0	$162,600
Franklin Myers	$76,000	$107,600	$0	$0	$0	$183,600
James H. Schultz	$62,000	$107,600	$0	$0	$0	$169,600
Robert D. Wagner, Jr.	$59,000	$107,600	$0	$0	$0	$166,600

(1)
Messrs. Murdy, Lane, and Giardinelli also serve as members of the Board, but were employees of the Company or one of its subsidiaries in 2011, and received no additional compensation for their service. Messrs. Albers and Matlock, as advisors to the Board, receive no compensation for their service.

(2)
Represents grants of 10,000 shares of Common Stock subject to immediate vesting. For a discussion of valuation assumptions, see Note 14 to our consolidated financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2011. The aggregate grant date fair value of the equity awards was computed in accordance with FASB ASC Topic 718.

(3)
The Company maintains a visiting director's office for all members of the Board at its headquarters in Houston, Texas. The office is available on a first-come-first-served basis for all directors. In accordance with SEC regulations, perquisites that in the aggregate total less than $10,000 are not required to be disclosed.

PROPOSAL NUMBER 2
RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

        The Audit Committee has re-appointed Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 2012. Ernst & Young LLP was the Company's independent auditor for the year ended December 31, 2011.

        We expect that representatives of Ernst & Young LLP will be present at the Annual Meeting to respond to appropriate questions, and they will have the opportunity to make a statement if they desire.

        The affirmative vote of holders of a majority of the shares of Common Stock voted at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for 2012. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection, but it still may decide to retain Ernst & Young LLP. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the committee determines that such a change would be in the best interests of the Company and its stockholders.

Relationship with Independent Auditors

        The Audit Committee has selected Ernst & Young LLP as independent auditors for the Company for the year ending December 31, 2012. Ernst & Young LLP acted as independent auditors for the

Company for the year ended December 31, 2011. Fees to the Company and its subsidiaries for professional services rendered by Ernst & Young LLP during 2011 and 2010 were as follows:

Description	2011	2010
Audit Fees	$1,214,345	$1,262,472
Audit-Related Fees	$0	$0
Tax Fees	$6,105	$41,273
All Other Fees	$0	$0

        In 2010 and 2011, services under the caption "Tax Fees" consisted principally of fees related to tax advice.

        The Audit Committee has established pre-approval policies and procedures applicable to all services provided by the Company's independent auditors to the Company, pursuant to which the committee reviews for approval each service expected to be provided by the independent auditors, and is provided with sufficient detailed information so that it can make well-reasoned assessments of the impact of the services on the independence of the auditors. In 2011, all of the fees paid to the Company's auditors were approved by the Audit Committee. Pre-approvals include pre-approved cost levels or budgeted amounts (or a range of cost levels or budgeted amounts). Any proposed service that would exceed pre-approved cost levels or budgeted amounts also requires pre-approval. Substantive changes in terms, conditions, or fees resulting from changes in the scope, structure or other items regarding pre-approved services will also be pre-approved if necessary. The pre-approvals may include services in categories of audit services (including consultation to support such audits), audit-related services (items reasonably related to the performance of the audit or review of the financial statements), tax services (tax compliance, tax planning, and tax advice), and other services (services permissible under the SEC's auditor independence rules, typically routine and recurring type services that would not impair the independence of the auditor).

The Board of Directors recommends that
stockholders vote FOR Proposal Number 2.

PROPOSAL NUMBER 3
ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE
OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE
COMPENSATION DISCLOSURE RULES OF THE SEC

        The Board recognizes that executive compensation is an important matter for our stockholders. As described in detail in the "Compensation Discussion and Analysis" ("CD&A") section of and elsewhere in this Proxy Statement, the Compensation Committee is tasked with the implementation of our executive compensation philosophy, and the core of that philosophy has been and continues to be to pay our Named Executive Officers based on Company performance. In particular, the Compensation Committee strives to attract, retain and motivate exceptional executives, to reward past performance measured against established goals and provide incentives for future performance, and to align executives' long-term interests with the interests of our stockholders. To do so, the Compensation Committee uses a combination of short- and long-term incentive compensation to reward near-term excellent performance and to encourage executives' commitment to our long-range, strategic business goals. It is always the intention of the Compensation Committee that our executive officers be compensated competitively and consistently with our strategy, sound corporate governance principles, and stockholder interests and concerns. As discussed further in the CD&A, the Compensation Committee retains compensation consultants and consults compensation databases to ensure that compensation for key positions is properly aligned with market expectations. Further, the Company's commitment to aligning pay to performance can be seen in the overall trend of its Named Executive Officers' compensation.

        As described in the CD&A, we believe our compensation program is effective, appropriate, and strongly aligned with the long-term interests of our stockholders and that the total compensation package provided to the Named Executive Officers (including potential payouts upon a termination or change of control) are reasonable and not excessive. As you consider this Proposal Number 3, we urge you to read the CD&A section of this Proxy Statement for additional details on executive compensation, including the more detailed information about our compensation philosophy and objectives and the past compensation of the Named Executive Officers, and to review the tabular disclosures regarding Named Executive Officer compensation together with the accompanying narrative disclosures in the "Compensation of Directors and Executive Officers" section of this Proxy Statement.

        Congress has recently enacted the Dodd-Frank Wall Street Reform and Consumer Protection Act ("Dodd-Frank"), which requires a non-binding advisory "Say on Pay" vote and gives our stockholders the opportunity to express their views on the compensation of the Named Executive Officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Named Executive Officers and the philosophy, policies, and practices described in this Proxy Statement. We welcome the opportunity to give our stockholders an opportunity to provide us with such a vote on executive compensation at the Annual Meeting.

        As an advisory vote and as prescribed by Dodd-Frank, Proposal Number 3 is not binding on the Board or the Compensation Committee, will not overrule any decisions made by the Board or the Compensation Committee, and will not require the Board or the Compensation Committee to take any action. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of our stockholders, and will carefully consider the outcome of the vote when making future compensation decisions for Named Executive Officers. In particular, to the extent there is any significant vote against the Named Executive Officers' compensation as disclosed in this Proxy Statement, we will consider our stockholders' concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns. Unless the Board modifies its policy on the frequency of "Say on Pay" votes, the next "Say on Pay" vote will be held in 2013.

The Board of Directors recommends that
stockholders vote FOR Proposal Number 3.

PROPOSAL NUMBER 4
APPROVAL OF 2012 EQUITY INCENTIVE PLAN

        The 2012 Equity Incentive Plan (the "2012 Plan") was unanimously approved by the Company's Board of Directors (the "Board") on March 21, 2012. The 2012 Plan is subject to approval by the Company's stockholders in accordance with applicable law and the listing standards of the NYSE. The following description is a summary of the material features of the 2012 Plan but may not contain all the information you may wish to know. We encourage you to review the entire text of the 2012 Plan, which is attached hereto as Appendix A. Our Board recommends a stockholder vote FOR approval of the 2012 Plan.

        The Company intends to file a registration statement under the Securities Act covering all shares of common stock reserved for issuance under the 2012 Plan. The registration statement is expected to be filed as soon as practicable after approval of the 2012 Plan.

        Our Board adopted an equity incentive plan that was approved by the Company's stockholders in May of 2006 (the "2006 Plan"). The 2006 Plan provides for the granting of stock options, stock appreciation rights, restricted or unrestricted stock awards, restricted or unrestricted promises to deliver stock in the future, rights to receive awards based on performance (including cash performance awards), and other awards convertible into or otherwise based on stock to certain qualified Company employees. In addition, our Board adopted an incentive plan applicable to non-employee directors that was approved, as amended, by the Company's stockholders in May of 2008 (the "NED Plan"). The

NED Plan provides for the granting of stock awards to members of our Board who are not current or former employees of the Company. Should the 2012 Plan be approved, after May 17, 2012 the Company will make all grants under the 2012 Plan, and will not make any further grants under the 2006 Plan or the NED Plan.

Description of the 2012 Equity Incentive Plan

        Purpose.    The purpose of the 2012 Plan is to attract and retain key employees, directors and consultants of the Company and its affiliates, to provide an incentive for them to achieve performance goals, and to enable them to participate in the growth of the Company by granting them awards with respect to the Company's common stock.

        Administration.    The Compensation Committee will be the administrator of the 2012 Plan (the "Administrator"). The Administrator will select the participants and set the terms and conditions of all awards (including the exercise price for awards that have one). Subject only to the limitations provided in the 2012 Plan, the Administrator has discretionary authority to administer the issuance of awards granted to such participants as are eligible to receive awards; to prescribe the form or forms of instruments evidencing awards and any other instruments required under the 2012 Plan and to change such forms from time to time; to adopt, amend and rescind rules and regulations for the administration of the 2012 Plan; to interpret the 2012 Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the 2012 Plan. Such determinations of the Administrator will be conclusive and will bind all parties. In the case of an award intended to be eligible for the "performance-based" compensation exception under Section 162(m) of the Code, the 2012 Plan and such award will be construed to the maximum extent permitted by law in a manner consistent with qualifying the award for such exception. Our Board may perform any of the functions of the Administrator, except as expressly stated otherwise in the 2012 Plan.

        Eligibility.    Key employees, directors and consultants of the Company (or of any affiliate) are eligible to receive awards under the 2012 Plan. The Administrator selects from among the eligible individuals those employees, directors and consultants who receive awards under the 2012 Plan. Incentive stock options may be granted only to our employees (or employees of certain affiliated entities). As of March 26, 2012, there were four executive officers, eleven key employees, and six members of our Board who are eligible to participate in the 2012 Plan. As of the same date, the fair market value of a share of our common stock was $11.21.

        Types of Awards.    The 2012 Plan provides for grants of incentive stock options ("ISOs"), non-incentive stock options ("NSOs"), stock appreciation rights ("SARs"), restricted and unrestricted stock and stock units, performance awards (including a cash performance award), and other awards convertible into or otherwise based on stock.

        Number of Shares.    The aggregate maximum number of shares of common stock that may be delivered in satisfaction of awards under the 2012 Plan will be 5.1 million shares, subject to adjustment in the event of certain changes in our capitalization as described below. Certain awards granted by another company and assumed by us or issued by us in substitution for such other company awards will not reduce the shares available for grant under the 2012 Plan. Each share subject to an award, other than stock options or SARs will reduce the number of shares remaining available for grant under the 2012 Plan by two (2.0) shares for purposes of this limitation. If any award granted under the 2012 Plan terminates, is cancelled or expires before it is fully exercised, or is repurchased at cost, the number of shares as to which such award was not exercised shall be available for future grants.

        Shares Delivered.    Shares delivered under the 2012 Plan may be authorized but unissued common stock, or previously issued common stock that we acquire and hold in our treasury. No fractional shares will be delivered under the 2012 Plan.

        Section 162(m); Individual Limits.    In the case of an award intended to be eligible for the "performance-based" compensation exception under Section 162(m) of the Code, the maximum number of shares of common stock subject to stock options and SARs that may be granted to any participant in any calendar year cannot exceed, in each case, 1,000,000, subject to adjustments in the event of changes in our capitalization as described below. The maximum number of shares subject to other awards granted to any participant in any calendar year cannot exceed 500,000, subject to adjustments in the event of changes in our capitalization as described below. The maximum amount payable to any participant under a cash performance award in any calendar year shall not exceed $1.5 million. The maximum number of shares of common stock that may be granted to any non-employee director in any calendar year shall not exceed 10,000 shares.

        Stock Options.    A stock option gives the holder the right to purchase shares of our common stock within a specified period of time at a specified exercise price. Two types of stock options may be granted under the 2012 Plan: ISOs, which are intended to comply with the requirements of Section 422 of the Code and the related regulations thereunder, and NSOs. As indicated above, eligibility for ISOs is limited to our employees. The expiration date of an ISO cannot be more than ten years after the date of the original grant (or more than five years with respect to certain ten percent stockholders). The expiration date of a NSO is determined in the discretion of the Administrator. The exercise price of any stock option granted under the 2012 Plan cannot be less than the fair market value of the underlying stock on the date of grant (generally, the closing price on the trading date of the grant) (and the exercise price of an ISO granted to certain ten percent stockholders cannot be less than 110% of such fair market value). Participants awarded stock options will not receive dividends or dividend equivalents or have voting rights with respect to shares of common stock underlying the options. The Administrator also determines all other terms and conditions related to the exercise of a stock option, including the number of shares subject to a stock option, the consideration to be paid, if any, for the grant of the stock options, the time at which stock options may be exercised, and conditions related to the exercise of stock options.

        Stock Appreciation Rights.    An SAR gives the holder the right to receive, upon exercise, any excess in value of shares of common stock over the exercise price of the SAR. The exercise price of an SAR is not permitted to be less than 100% of the fair market value of the common stock at the date of grant. Participants awarded an SAR will not receive dividends or dividend equivalents or have voting rights with respect to shares of common stock underlying the SAR. The Administrator shall determine whether SARs are settled in cash, common stock or other securities of the Company, awards or other property. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Administrator determines.

        Stock Awards; Stock Units.    A restricted stock award is an award of common stock subject to forfeiture restrictions, while an unrestricted stock award is not subject to restrictions or forfeiture. Shares of restricted stock or unrestricted stock may be issued for such consideration, if any, as the Administrator may determine consistent with applicable law. Generally, awards of restricted stock are subject to the requirement that the shares be forfeited or resold to us unless specified conditions are met. The 2012 Plan also provides for awards of restricted and unrestricted stock units. A stock unit award represents the unfunded and unsecured commitment of the Company to deliver to the participant at a specified future date or dates one or more shares of common stock. A restricted stock unit is a stock unit that is subject to restrictions or forfeiture, while an unrestricted stock unit is not subject to such restrictions. The Administrator will determine the terms and conditions with respect to these awards.

        Other Awards.    The Administrator may grant awards (including performance awards) other than stock options, SARs, restricted stock, unrestricted stock or stock unit awards.

        Performance Awards.    A performance award is an award subject to specified criteria, other than the mere continuation of employment or the mere passage of time, the satisfaction of which is a condition to the grant, exercisability, vesting, payment or full enjoyment of the award. The Administrator in its discretion may grant performance awards that are intended to qualify for the "performance-based" compensation exception under Section 162(m) of the Code and performance awards that are not intended to so qualify. For purposes of performance awards that are intended to qualify for the "performance-based" compensation exception under Section 162(m) of the Code, a performance criterion shall mean an objectively determinable measure of performance relating to any of or to any combination of the following (determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): (i) sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization or other items, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; network deployment; sales of particular products or services; customer acquisition, expansion and retention; or any combination of the foregoing; or (ii) acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity), or refinancings; transactions that would constitute a change of control; or any combination of the foregoing. Performance criteria and any related targets need not be based on an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements of the "performance-based" compensation exception to Section 162(m) of the Code, where applicable, the Administrator may provide that performance criteria or payouts under an award will be adjusted in an objectively determinable manner to reflect events occurring during the performance period that would affect the performance criteria or payouts. The Administrator will determine whether performance criteria or targets chosen for a particular award have been met.

        Termination of Service.    Unless the Administrator expressly provides otherwise, upon a participant's termination of employment or service an award requiring exercise will cease to be exercisable and all unvested awards will be forfeited. Notwithstanding the foregoing, unless the Administrator expressly provides otherwise, all stock options and SARs, to the extent then exercisable, remain exercisable for one year following a termination of employment or service due to death and three months following any other termination of employment or service except a termination for cause (or, if shorter, for the remaining term of the stock option or SAR).

        Recovery of Compensation; Other Terms.    Awards granted under the 2012 Plan are subject to forfeiture, termination and rescission, and a participant will be obligated to return to the Company the value received with respect to awards, to the extent provided by the Administrator in an award agreement, pursuant to Company policy relating to the recovery of erroneously-paid incentive compensation, or as otherwise required by law or applicable stock exchange listing standards.

        Transferability.    Awards under the 2012 Plan may not be transferred except by will or the laws of descent and distribution, unless (for awards other than ISOs) otherwise provided by the Administrator.

        Corporate Transactions.    In the event of a consolidation, merger or similar transaction, a sale or transfer of all or substantially all of the Company's assets or dissolution or liquidation of the Company, the Administrator may, among other things, provide for continuation or assumption of outstanding awards, for new grants in substitution of outstanding awards, for a "cash-out" payout payment with respect to some or all awards outstanding, or for the accelerated vesting or delivery of shares under awards, in each case on such terms and with such restrictions as it deems appropriate. Except as otherwise provided in an award agreement, awards not assumed or continued will terminate upon the consummation of such corporate transaction.

        Adjustment.    In the event of certain corporate transactions (including a stock split, stock dividend, recapitalization, reorganization, consolidation, merger or other change in the Company's capital structure that constitutes an equity restructuring within the meaning of ASC Topic 718), the Administrator may make appropriate adjustments to the maximum number of shares that may be delivered under the 2012 Plan and the individual limits included in the 2012 Plan, and may also make appropriate adjustments to the number and kind of shares of stock or securities subject to awards, the exercise prices relating to such awards or any other provisions of awards affected by such change. The Administrator may also make the types of adjustments described above to take into account distributions to stockholders and other events other than those listed above if it determines that such adjustments are appropriate to avoid distortion and preserve the value of awards.

        Amendment and Termination.    Our Board may amend, suspend, or terminate the 2012 Plan or any portion thereof at any time, subject to such stockholder approval as our Board determines to be necessary or advisable. Further, under all circumstances, the Administrator may, but shall not be required to, make non-substantive administrative changes to the 2012 Plan as to conform with or take advantage of governmental requirements, statutes or regulations. However, no amendment, modification or termination will adversely affect the rights of any participant (without his or her consent) under any award previously granted (unless the administrator determines that such amendment, modification or termination would not materially and adversely affect the participant) and no amendment will, without the approval of our stockholders, effectuate a change for which stockholder approval is required in order for the 2012 Plan to continue to qualify under Rule 16b-3 promulgated under the Exchange Act or for the 2012 Plan to continue to qualify under Section 422 of the Code or for awards intended to be eligible for the "performance-based" exception under Section 162(m) of the Code to continue such eligibility.

New Plan Benefits

        Except with respect to grants to non-employee directors, which are awarded annually immediately following a non-employee director's election or re-election at the Company's Annual Meeting, awards under the 2012 Plan are subject to the discretion of the Compensation Committee, and no determination has been made as to the types of awards that will be granted in the future to specific individuals pursuant to the 2012 Plan. Therefore, it is not possible to determine the benefits or amounts that will be received by or allocated to participants, other than our non-employee directors, under the 2012 Plan. Our non-employee directors will be eligible to receive future grants under the 2012 Plan as described above in the section titled "Director Compensation for 2011." No awards have been granted under the 2012 Plan pending stockholder approval.

Federal Tax Effects

        The following discussion summarizes certain material federal income tax consequences associated with the grant and exercise of stock options under the 2012 Plan under the law as in effect on the date of this proxy statement. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the 2012 Plan, nor does it cover state, local or non-U.S. taxes or the tax consequences of any other award granted under the 2012 Plan.

        ISOs.    In general, an optionee realizes no taxable income upon the grant of an ISO and does not realize any ordinary income in connection with the exercise of the ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (and a deduction available to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction. In general, an ISO that is exercised by the optionee more than three months after termination of employment is treated as an NSO. ISOs are also treated as NSOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

        NSOs.    In general, in the case of an NSO, the optionee has no taxable income at the time of grant but realizes income in connection with the exercise of the stock option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price; a corresponding deduction is available to the Company. Upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which the Company is not entitled to a deduction.

        Under the so-called "golden parachute" provisions of the Code, the vesting or accelerated exercisability of awards in connection with a change in control of the Company may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards under the Amended Plan, may be subject to an additional 20% federal tax and may not be deductible to the Company.

        Awards under the 2012 Plan are intended either to be exempt from the rules of Section 409A of the Code or to satisfy those rules and shall be construed accordingly.

        The foregoing is only a summary of the 2012 Plan, a copy of which is attached hereto as Appendix A.

Our Board recommends that
stockholders vote FOR Proposal Number 4.

PROPOSAL NUMBER 5
APPROVAL OF 2012 SENIOR MANAGEMENT ANNUAL PERFORMANCE PLAN

        On March 21, 2012, our Board adopted the 2012 Senior Management Annual Performance Plan (the "2012 Annual Plan"), subject to stockholder approval. Starting with our 2013 fiscal year, annual award opportunities for executive officers, including our named executive officers and other employees, will be granted under the 2012 Annual Plan. The 2012 Annual Plan is intended to comply with the requirements for tax deductibility imposed by Section 162(m) of the Code, to the extent applicable. The following description is a summary of the material terms of the 2012 Annual Plan but may not contain all the information you may wish to know. We encourage you to review the entire text of the 2012 Annual Plan, which is attached hereto as Appendix B. Our Board recommends a stockholder vote FOR approval of the 2012 Annual Plan.

Description of the 2012 Annual Plan

        Purpose.    The 2012 Annual Plan has been established to advance the interests of the Company by providing for the grant of awards to employees of the Company and its affiliates.

        Administration.    The 2012 Annual Plan will be administered by the Compensation Committee. The Compensation Committee has authority to interpret the 2012 Annual Plan, and any interpretation or decision by the Compensation Committee with regard to any questions arising under the 2012 Annual Plan is final and conclusive on all participants.

        Eligibility and Participation.    Executive officers and other employees of the Company and its affiliates are eligible to participate in the 2012 Annual Plan. Eligible participants will be selected from time to time by the Compensation Committee to participate in the 2012 Annual Plan. No person is automatically entitled to participate in the 2012 Annual Plan in any plan year. It is the Company's intention that Awards under the 2012 Annual Plan will be made only to those executive officers whose remuneration for the year is expected to be potentially subject to the Section 162(m) deduction limitation.

        Performance Criteria.    Awards under the 2012 Annual Plan will be made based on, and subject to achieving, "performance criteria" established by the Compensation Committee. Performance criteria for awards intended to qualify as "performance-based compensation" for purposes of Section 162(m) of the Code are limited to the objectively determinable measures of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices or the performance of one or more companies and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): (i) sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization or other items, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; network deployment; sales of particular products or services; customer acquisition, expansion and retention; or any combination of the foregoing; or (ii) acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity), or refinancings; transactions that would constitute a change of control; or any combination of the foregoing. A performance criterion and any related targets need not be based upon an increase, a positive or improved result or avoidance of loss.

        To the extent consistent with the requirements of Section 162(m), the Compensation Committee may establish in the case of any award intended to qualify as exempt performance-based compensation under Section 162(m), that one or more of the performance criteria applicable to such award be adjusted in an objectively determinable manner to reflect events (for example, the impact of charges for restructurings, discontinued operations, mergers, acquisitions, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of tax on accounting changes, each as defined by U.S. generally accepted accounting principles) occurring during the performance period of such award that affect the applicable performance criteria.

        Payment.    A participant will be entitled to payment under an award only if all conditions to payment have been satisfied in accordance with the 2012 Annual Plan and the terms of the award. Following the close of the performance period, the Compensation Committee will determine (and, to the extent required by Section 162(m), certify) whether and to what extent the applicable performance criteria have been satisfied. The Compensation Committee will then determine the actual payment, if any, under each award. The Compensation Committee has the sole and absolute discretion to reduce (including to zero) the actual payment to be made under any award. The Compensation Committee will determine the payment dates for awards under the 2012 Annual Plan. No payment will be made under an award unless the participant remains employed by the Company on the payment date, except as otherwise provided by the Compensation Committee.

        Payment Limits.    The maximum payment to any participant under the Annual Plan for any fiscal year will in no event exceed $1.5 million.

        Recovery of Compensation.    Awards under the 2012 Annual Plan will be subject to forfeiture, termination and rescission, and a participant who receives a payment pursuant to the 2012 Annual Plan will be obligated to return to the Company such payment, to the extent provided by the Compensation Committee in an award agreement, pursuant to Company policy relating to the recovery of erroneously-paid incentive compensation, or as otherwise required by law or applicable stock exchange listing standards.

        Amendment and Termination.    The Compensation Committee may amend the 2012 Annual Plan at any time, provided that any amendment will be approved by the Company's stockholders if required by Section 162(m) of the Code. The Compensation Committee may terminate the 2012 Annual Plan at any time.

New Plan Benefits

        The Committee has discretion in establishing the terms of awards under the 2012 Annual Plan, so it is not possible to specify precisely the benefits that executive officers will be able to earn under the 2012 Annual Plan in the future. No awards are intended to be made under the 2012 Annual Plan prior to stockholder approval. Annual incentive compensation for the executive officers for the 2012 fiscal year was provided under the 2008 Senior Management Annual Performance Plan, which was approved by stockholders in May 2008.

Our Board recommends that
stockholders vote FOR Proposal Number 5.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information about the beneficial ownership of shares of Common Stock as of March 1, 2012 (i) individually by the Chief Executive Officer, each of the other executive officers of the Company in 2011 as named in the Summary Compensation Table (the "Named Executive Officers"), and current directors and nominees for director of the Company, (ii) by all executive officers and directors of the Company as a group, and (iii) each person known to the Company as reported on schedules filed with the SEC to be the beneficial owner of more than 5% of the outstanding Common Stock of the Company.

        Except as noted below, each of the persons listed has sole investment and voting power with respect to the shares indicated.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner(s)(1)	Shares Owned as of March 1, 2012		Shares Subject to Options Which Are or Will Become Exercisable Prior to April 30, 2012		Total Beneficial Ownership	% of Class(2)
William F. Murdy	303,255	(3)	163,636	(4)	466,891	1.2%
William George	108,101	(5)	101,832	(6)	209,933	*
Alfred J. Giardinelli, Jr	170,616	(7)	0		170,616	*
Brian E. Lane	98,648	(8)	69,295	(9)	167,943	*
Julie S. Shaeff	52,338	(10)	48,529	(11)	100,867	*
James H. Schultz	35,000		60,000	(12)	95,000	*
Herman E. Bulls	42,500		40,000	(13)	82,500	*
Trent T. McKenna	33,599	(14)	43,897	(15)	77,496	*
Franklin Myers	45,000		20,000	(16)	65,000	*
Robert D. Wagner, Jr.	40,000		20,000	(17)	60,000	*
Alan P. Krusi	32,000		0		32,000	*
Darcy G. Anderson	25,000		0		25,000	*

All executive officers and directors as a group (12 persons)	986,057		567,189		1,553,246	4.1%

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner(s)(1)	Shares Owned as of March 1, 2012	Shares Subject to Options Which Are or Will Become Exercisable Prior to April 30, 2012	Total Beneficial Ownership		% of Class(2)
Artisan Partners Holdings LP			3,781,412	(18)	10.1%
Artisan Investment Corporation
Artisan Partners Limited Partnership
Artisan Investments GP LLC
ZFIC, Inc.
Andrew A. Ziegler
Carlene M. Ziegler
Artisan Partners Funds, Inc.
875 East Wisconsin Avenue, Suite 800 Milwaukee, Wisconsin 53202
Barrow, Hanley, Mewhinney & Strauss, LLC			2,734,676	(19)	7.3%
2200 Ross Avenue, 31st Floor Dallas, Texas 75201-2761
BlackRock Inc.			2,929,789	(20)	7.8%
40 East 52nd Street New York, New York 10022
Capital Research Global Investors			2,476,000	(21)	6.6%
333 South Hope Street Los Angeles, California 90071
Goldman Sachs Asset Management, L.P.			2,166,346	(22)	5.7%
GS Investment Strategies, LLC
200 West Street New York, New York 10282
JPMorgan Chase & Co.			2,184,342	(23)	5.8%
270 Park Avenue New York, New York 10017
Praesidium Investment Management Company, LLC			2,985,710	(24)	7.9%
Peter Uddo
Kevin Oran
747 Third Avenue New York, NY 10017
T. Rowe Price Associates, Inc.			2,256,530	(25)	6.0%
100 E. Pratt Street Baltimore, Maryland 21202
The Vanguard Group, Inc.			2,040,124	(26)	5.4%
100 Vanguard Blvd. Malvern, Pennsylvania 19355

*
Less than 1%.

(1)
Except as noted, the address of each person is c/o Comfort Systems USA, Inc., 675 Bering, Suite 400, Houston, Texas 77057.

(2)
Calculated using total outstanding shares as of March 1, 2012, which was 37,417,859 (excluding 3,705,506 shares held in treasury).

(3)
Includes 103,256 shares of Common Stock issued pursuant to performance restricted stock grants that remain subject to tenure and performance vesting.

(4)
Includes 43,970 options with an exercise price of $11.94; 41,279 options with an exercise price of $13.15; 49,347 options with an exercise price of $11.00; and 29,040 options with an exercise price of $12.46.

(5)
Includes 46,945 shares of Common Stock issued pursuant to performance restricted stock grants that remain subject to tenure and performance vesting.

(6)
Includes 30,000 options with an exercise price of $6.38; 19,302 options with an exercise price of $11.94; 18,120 options with an exercise price of $13.15; 21,662 options with an exercise price of $11.00; and 12,748 options with an exercise price of $12.46.

(7)
Includes 1,600 shares of Common Stock held in a trust for Mr. Giardinelli's children.

(8)
Includes 48,402 shares of Common Stock issued pursuant to performance restricted stock grants that remain subject to tenure and performance vesting.

(9)
Includes 3,750 options with an exercise price of $4.18; 10,000 options with an exercise price of $6.38; 12,039 options with an exercise price of $11.94; 11,369 options with an exercise price of $13.15; 19,389 options with an exercise price of $11.00; and 12,748 options with an exercise price of $12.46.

(10)
Includes 18,241 shares of Common Stock issued pursuant to performance restricted stock grants that remain subject to tenure and performance vesting.

(11)
Includes 5,000 options with an exercise price of $4.18; 15,000 options with an exercise price of $6.38; 7,655 options with an exercise price of $11.94; 7,201 options with an exercise price of $13.15; 8,608 options with an exercise price of $11.00; and 5,065 options with an exercise price of $12.46.

(12)
Includes 10,000 options with an exercise price of $3.39; 10,000 options with an exercise price of $2.36; 10,000 options with an exercise price of $7.00; 10,000 options with an exercise price of $6.49; 10,000 options with an exercise price of $12.90; and 10,000 options with an exercise price of $13.51.

(13)
Includes 10,000 options with an exercise price of $7.00; 10,000 options with an exercise price of $6.49; 10,000 options with an exercise price of $12.90; and 10,000 options with an exercise price of $13.51.

(14)
Includes 17,900 shares of Common Stock issued pursuant to performance restricted stock grants that remain subject to tenure and performance vesting.

(15)
Includes 5,000 options with an exercise price of $6.64; 20,000 options with an exercise price of $6.38; 6,870 options with an exercise price of $11.94; 6,488 options with an exercise price of $13.15; 7,756 options with an exercise price of $11.00; and 5,065 options with an exercise price of $12.46.

(16)
Includes 10,000 options with an exercise price of $12.90 and 10,000 options with an exercise price of $13.51.

(17)
Includes 10,000 options with an exercise price of $12.90 and 10,000 options with an exercise price of $13.51.

(18)
The nature of share ownership as of December 31, 2011 is reported in a Schedule 13G/A filed with the SEC on February 6, 2012.

(19)
The nature of share ownership as of December 31, 2011 is reported in a Schedule 13G filed with the SEC on February 10, 2012.

(20)
The nature of share ownership as of December 31, 2011 is reported in a Schedule 13G/A filed with the SEC on February 13, 2012.

(21)
The nature of share ownership as of December 31, 2011 is reported in a Schedule 13G filed with the SEC on February 14, 2012.

(22)
The nature of share ownership as of December 31, 2011 is reported in a Schedule 13G/A filed with the SEC on February 10, 2012.

(23)
The nature of share ownership as of December 31, 2011 is reported in a Schedule 13G/A filed with the SEC on January 25, 2012.

(24)
The nature of share ownership as of December 31, 2011 is reported in a Schedule 13G filed with the SEC on February 14, 2012.

(25)
Share ownership information as of December 31, 2011 as reported in a Schedule 13G/A dated February 13, 2012. These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For the purposes of the reporting requirements of the Securities Exchange Act of 1934, T. Rowe Price Associates, Inc. is deemed to be beneficial owner of such securities; however, T. Rowe Price Associates, Inc. expressly disclaims that it is, in fact, the beneficial owner of such securities.

(26)
The nature of share ownership as of December 31, 2011 is reported in a Schedule 13G/A filed with the SEC on February 7, 2012.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

        The Board has delegated to its Compensation Committee (referred to in this section simply as the "Committee") the duty of designing and overseeing the Company's executive compensation program. The Committee is comprised entirely of independent (pursuant to NYSE and SEC rules, and the Company's own Independence Guidelines) members of the Board. The Company's executive compensation program is designed to align the interests of Company executives with the interests of stockholders and to attract, motivate, and retain talented executives so the Company can achieve its best results and maximize stockholder return. The program is rooted in principles of "pay-for-performance," and all executive and senior officers of the Company are eligible to participate in the same executive compensation plans that are available to the Company's Chief Executive Officer.

Compensation Philosophy and Objectives

        The Committee evaluates each element of the overall executive compensation plan to ensure that it helps meet the Committee's objectives of

  •
  holding cash compensation to a reasonable percentage of the Company's profits;

  •
  holding equity compensation to a reasonable percentage of the Company's total outstanding stock;

  •
  making certain that unnecessary and imprudent risks are avoided; and

  •
  minimizing turnover of senior-level Company employees.

        Against that backdrop, the Committee's philosophy is to:

  •
  pay competitive levels of salary and total compensation;

  •
  link executive pay to Company performance;

  •
  align the interests of management with the interests of stockholders; and

  •
  reward long-term results.

To achieve these objectives, the Committee implements a "pay-for-performance" philosophy using the guiding principles that: (i) compensation should be incentive-driven, with both a short-term and long-term focus; (ii) a significant portion of pay for senior officers should be "at risk"; (iii) the most significant portion of annual incentive compensation should be tied to the overall performance of the Company; and (iv) a portion of annual incentive compensation should be tied to individual performance criteria.

  Consideration of Stockholder Advisory Vote and Recent Developments

        In designing the overall executive compensation plan, the Committee also considers stockholder input. While evaluating the Company's 2012 executive compensation plan, the Committee considered the 2011 stockholder advisory vote on the compensation paid to named executive officers. The Committee considered the outcome of that advisory vote—more than 93% in favor—to indicate that the Company's stockholders support the Company's overall approach to executive compensation.

        The Company continues to refine its compensation program to better align the program with the Company's compensation objectives and the Committee's compensation philosophy. In 2012, the Committee retained Pearl Meyer & Partners to advise on the Company's long-term incentive compensation beginning with the 2012 fiscal year. In consultation with Pearl Meyer & Partners, the Committee approved the following changes to our executive compensation plan for 2012:

  •
  Allocation of Awards Under Long-term Incentive Plan:  At the suggestion of Pearl Meyer & Partners, the Committee approved a new distribution of long-term incentive awards so that 30% of the awards will be in the form of stock options, 30% in the form of time-vested restricted stock units, and 40% in the form of performance stock units.

  •
  Performance Stock Unit Performance Goals:  Half of the performance stock units granted to named executive officers in 2012 will retain an EPS measure similar to that previously used by the Company, while the remaining half of the performance shares will be dependent on a new performance measure based on total shareholder return relative to the Company's peer group. All performance shares will continue to have a three-year performance period, but will vest in one tranche at the end of the performance period, rather than on an annual ratable vesting schedule.

        In connection with his December 2011 promotion to Chief Executive Officer, Mr. Lane's base salary was increased to $500,000 effective January 1, 2012.

Elements of Compensation

        The Company's executive compensation program consists of five basic elements:

  •
  base salary;

  •
  annual incentive bonus tied to Company as well as individual performance;

  •
  long-term incentives;

  •
  health and related benefits; and

  •
  perquisites.

        While salaries, together with health and related benefits, are designed to provide basic compensation and financial stability to the executives, the purpose of annual cash bonuses is primarily to encourage the executives to focus on the execution of the Company's business strategy and plan for the current year. Long-term incentives, including equity awards, are designed to align executives' interests with those of stockholders and thereby (i) strengthen their concern for the welfare of the Company over the longer term and (ii) encourage them to remain with the Company. Unlike annual bonuses, which, as discussed below, focus on short-term Company and individual performance, the equity awards and long-term incentives focus on sustained results and growing stockholder value. Nominal perquisites are determined on an individual basis to attract or retain executives and to enhance morale.

        The Committee focuses on allocating compensation among these five elements so as to provide an appropriate mix of (i) short-term incentives and long-term incentives; (ii) cash compensation and equity compensation; and (iii) current compensation and other benefits. In 2011 and in previous years, the Committee retained an independent human resources consulting firm, Towers Watson, to assist it in analyzing total compensation for the Company's senior officers and executives. Other than work Towers Watson performs for the Committee, it does not provide any other consulting services for the Company. Although the Committee reviews the pay level of each executive relative to comparable survey data as established by Towers Watson, it does not maintain specific percentile goals for compensation levels or the relative mix thereof, preferring instead to maintain maximum flexibility with regard to each executive's pay package. Due to the Company's unique position in its industry, the Committee believes there are no one-to-one comparables in the broader market; nevertheless, the Committee believes that the Company's executives are near the 25th percentile of comparable executive compensation based on data that compares the Company based on other companies with similar market caps and annual revenues.

        Management, led by the CEO, at least annually makes recommendations to the Committee regarding the establishment and modification of compensation packages for individuals in the Company's senior management. The Committee considers management's recommendations during its regularly scheduled sessions, and may choose to adopt the recommendations or modify them at the Committee's sole discretion.

        Based in part on the Committee's consultations with Towers Perrin, the predecessor of Towers Watson, during 2007 and 2008, the Committee noted an evolving trend away from employment agreements for executive officers. In accordance with its deliberations, the Committee concluded that canceling these agreements is an evolving "best practice." Accordingly, the Committee requested that all senior management agree to cancel their existing employment contracts to serve as at-will employees in exchange for severance and change-in-control agreements. The Committee believes that the severance and change-in-control agreements provide appropriate assurances to attract and retain qualified and talented individuals to serve as the Company's executive officers, and permit the Company's executive officers to focus fully on improving the Company's operations and long-term success. Since the implementation of these changes, members of senior management serve as at-will employees of the Company without any guaranteed period of employment.

  Base Salary

        The Committee determines base salary by considering several factors: (i) the executive's individual experience; (ii) the executive's previous job performance; and (iii) the executive's individual skills. Only after weighing the previous three factors does the Committee consider comparable indicators. The Committee uses management's performance assessments, Company performance, third-party evaluations, and its own analysis of job performance to set each executive's base salary at least annually.

  Annual Incentive Bonus

        The Committee has designed an annual executive incentive compensation plan that is cash-based and pays for performance. The annual incentive compensation consists of two distinct elements. In 2011, the principal element of the plan rewarded the achievement of earnings-per-share ("EPS") target thresholds (the "Objective Bonus"). The second smaller element of the plan rewarded the achievement of certain performance metrics individualized for each executive (the "Subjective Bonus").

  Objective Standard

        The Committee uses certain EPS levels in setting objective short-term bonus targets for the Company's named executives. At the beginning of each fiscal year, the Committee sets a threshold for EPS, a target for EPS, and a maximum EPS. In fiscal year 2011, the threshold was $0.25, the target was $0.65, and the maximum was $0.90. If the EPS threshold is not met, no objective portion of the bonus is awarded. This EPS threshold is a minimum target, which means that if the EPS threshold is exceeded, the assigned percentage for each Named Executive Officer increases on a straight-line basis up to the maximum EPS level. The Committee establishes bonus levels among the Named Executive Officers by assigning certain base salary percentages to each EPS level. The senior Named Executive Officers (Messrs. Murdy, George and Lane) are assigned greater base salary percentages than junior Named Executive Officers (Ms. Shaeff and Mr. McKenna). For fiscal year 2011, the base salary percentages for Mr. Murdy were (as a percentage of base salary): threshold—20%; target—50%; and maximum—150%. For fiscal year 2011, the base salary percentages for the other senior Named Executive Officers were (as a percentage of base salary): threshold—18%; target—45%; and maximum—135%. For the junior Named Executive Officers, the base salary percentages were: threshold—8%; target—20%; and maximum—60%. Once set, the Committee has never previously adjusted the assigned base salary percentages or the EPS levels during the fiscal year; however, the Committee annually reserves the right to adjust these percentages if it believes that an adjustment is in the best interests of the Company. For the purpose of determining incentive compensation, EPS is calculated by excluding the following non-cash items: (A) goodwill impairment; (B) write-off of debt costs; (C) restructuring charges; and (D) any cumulative effect of a change in accounting principles.

        In setting the EPS target threshold, the Committee reviews management's recommendations and then considers the Company's historical financial performance as well as projections for the industry and other competing companies' historical financial performance and projections. The Committee strives to set EPS target thresholds that are aggressive but attainable with the intention that the Named Executive Officers will be encouraged to strive for continued improvements in Company performance, ultimately benefiting the stockholders of the Company, and to continue that push even after the EPS target threshold has been met. The Committee believes that the added value the Company and its stockholders enjoy with each movement of EPS above the EPS threshold is sufficient to justify the proportionate bonus increases to the Named Executive Officers. To determine the assigned percentages for each Named Executive Officer, in addition to historical and projected Company financial performance, the Committee considers the degree to which a Named Executive Officer's efforts and job function are expected to influence and contribute to the Company's financial performance. Senior Named Executive Officers are considered to have greater influence and control over Company financial performance, and, therefore, are assigned greater percentages than the junior Named Executive Officers.

        The Company's EPS for calculating incentive compensation targets for 2011 was $0.21, resulting in executives being paid 0.0% of their targeted objective bonus. For each of the Named Executive Officers, this amount represented 0.0% of base pay and 0.0% of their annual incentive bonus for 2011.

  Subjective Standard

        In addition to and independent of the objective portion of the annual cash bonus, each executive is eligible to receive a bonus based upon the subjective assessment of their achievement of personal performance goals and objectives.

        At the beginning of each fiscal year, each Named Executive Officer, other than the CEO, meets with their direct supervisor to discuss and identify individual performance goals and objectives for the upcoming year. The CEO's individual performance goals are discussed and identified in consultation with the Board. These goals and objectives vary depending on the roles and responsibilities for each Named Executive Officer. For fiscal year 2011, specific goals for each Named Executive Officer included:

William F. Murdy	• Deliver approved budget and cash flow
• Ensure effective leadership
• Ensure behavior consistent with established values—ethics and integrity
• Grow and promote service and energy-oriented business
• Oversee acquisition program
• Assist and advise the Board in relation to succession of top executives
• Maintain investor relations
Brian E. Lane	• Achieve budgeted operating income and cash flow
• Achieve budgeted EPS
• Deliver certain service-targeted initiatives
• Deliver certain national accounts-targeted initiatives
• Maintain focus, good results, and reporting for safety and substance abuse programs
• Promote energy-oriented business
• Promote professional development of corporate and regional personnel
• Internally promote increased use of national purchasing
• Focus on increased role in investor relations
William George	• Help operations achieve strategy benchmarks
• Direct acquisition program
• Lead financial reporting team
• Implement certain initiatives targeted to improve treasury function, tax function, human resources function, and information technology function
• Maximize communications and rapport with investors
Julie Shaeff	• Ensure financial reporting requirements and deadlines are met
• Maximize participation in cost-to-complete meetings
• Improve training and further develop accounting team
• Deliver successful implementations of accounting software transitions at certain targeted operations

• Promote and improve relationships with key regional personnel
Trent McKenna	• Provide and manage improved legal services to operations
• Manage legal issues related to acquisition program
• Deliver improved legal department efficiencies
• Develop improved claims handling structure

        The Named Executive Officer's direct supervisor presents his or her evaluation of the level of achievement of these goals to the Committee the following year. In addition, each Named Executive Officer receives performance feedback from their respective direct supervisors throughout the year and a formal performance review at the end of each year at which time the Named Executive Officer and his or her direct supervisor will evaluate the executive's satisfaction of the individual performance goals. The Committee places significant emphasis on the direct supervisor's evaluation of each Named Executive Officer in making all compensation decisions regarding these Named Executive Officers, particularly in awarding the subjective portion of the annual cash bonus. Throughout the year, the Committee may also consider any significant individual contributions of the Named Executive Officers and such executive's overall effectiveness.

        In executive session, the Committee reviews and discusses the direct supervisor's recommendations for each Named Executive Officer (or, in the case of Mr. Murdy, reviews the Committee's evaluation of his performance over the past year), significant individual contributions and such executive's overall effectiveness. In the Committee's sole discretion, based on its subjective valuation of these factors, the Committee then awards a bonus to the Named Executive Officer within a set percentage range of such executive's annual base salary. For Messrs. Murdy, Lane, and George, the range in 2011 was 0 to 10% of their annual base salary, for Ms. Shaeff and Mr. McKenna, the range in 2011 was 0 to 20% of such executive's annual base salary. Including a subjective portion in the bonus allows the Committee to recognize individual contributions, which the Committee believes provides an incentive to the Named Executive Officers to push themselves and their departments to perform above expectations, while also creating an element of accountability for inadequate performance.

        The Committee believes that objective measures such as EPS, when joined together with an additional component to reflect individual achievement, are appropriate measures for determining annual incentive bonuses. This two-part framework provides the executives with incentives to both achieve favorable results and sustain long-term growth for the Company, yet maintains the Committee's flexibility to award outstanding individual performance.

  Long-term Incentives

        Long-term incentive awards provided by the Company consist of (i) stock options and (ii) performance stock awards. These grants are performance-based and longevity-based. The Committee designs its long-term incentive awards to ensure that incentive compensation reflects the ongoing profitability of the Company and the performance of the Company's Common Stock. The Committee believes that these awards promote a long-term view and further align the executives' interests with those of stockholders.

  Stock Options

        The Committee believes that stock options serve a valuable purpose in aligning management's interests with stockholders' interests. All stock option awards vest over time; as such, they serve as a retention device as well as an incentive for Company performance. The Company generally recognizes an income tax deduction when an executive exercises a stock option.

        The Company has never timed grants of options in coordination with the release of non-public information nor has it timed its release of non-public information for the purpose of affecting the value of executive compensation. In August 2006, the Committee adopted policies further clarifying its procedures for pricing stock option grants. These policies codified the Company's past practices and further ensured that stock option grants would continue to be priced on the date of grant. The policies require that all grants are priced as of the closing market price on the date of the Committee's meeting authorizing the grant or the closing market price on the date that the final signed consent authorizing a grant of equity is received in the Company's offices. The Committee considers management recommendations when determining the number of options to be granted to employees. During 2011, the Committee granted options to the Named Executive Officers. The grants were made and priced equal to the closing price of the Company's stock on the day the Committee approved the award. The option awards were granted on a three-year equal vesting schedule and expire ten years from the date of grant.

        The Committee believes that long-term incentive compensation needs to be correlated with salary and short-term incentive compensation. As such, the Committee uses a percentage of each Named Executive Officer's base salary to determine the number of options and shares of performance stock to be granted to each named executive. The Committee determines the grants by using the Company's stock's closing price on the date of the Committee's March meeting, and grants 75% of the long-term incentive compensation in the form of performance stock and 25% in the form of options, using a factor of 2.5 to determine the final option award amounts. The factor of 2.5 for option awards serves as a proxy for the grant date fair value, which is calculated using the Black-Scholes model and generally equals 40 to 50% of the Company's stock's closing stock price on the date of the grant. For 2011, the following percentage of base salary was used for each named executive to determine the number of options and performance stock awarded: for Mr. Murdy, 150% of base salary; for Messrs. Lane and George, 125% of base salary; and for Ms. Shaeff and Mr. McKenna, 75% of base salary. As illustration, Mr. Lane's 2011 option award was calculated as follows: 125% of base salary equals $468,750, the total value of Mr. Lane's long-term incentive compensation. 75% of this amount, $351,563, was granted in the form of restricted stock, which was valued using the Company's stock's closing price on the date of the grant. 25% of this amount, $117,187, was granted in the form of options, the number of which was calculated using a factor of 2.5 to approximate the Black-Scholes grant date fair value of the options. Had the Black-Scholes method been used instead, the grant date fair value would have been $106,455.

  Performance Stock Awards

        The Committee makes each of its performance stock awards contingent upon Company performance measures as well as longevity vesting. These awards provide executives with an opportunity to earn shares of Company Common Stock if the Company achieves certain performance metrics and if the executive continues to be employed by the Company during the relevant vesting period.

        During 2011, all of the performance stock awards were performance as well as longevity based. The Committee believes that it is appropriate to award performance stock to executives because these awards are complementary to, and therefore provide different incentives than, stock option awards in two respects: first, the shares are only earned if the Company achieves certain performance targets; second, the performance stock awards provide incentive and retention even in a down market so long as the Company continues to meet solid performance metrics. The Committee believes that share price is not always indicative of the Company's true performance, and the Committee feels that so long as the Company continues to meet certain performance criteria, performance stock awards serve to offset the somewhat unpredictable nature of the Company's stock price. The Company recognizes an income tax deduction when an executive recognizes taxable income from performance stock.

        All awards in 2011 were granted on a three-year equal vesting schedule, and the awards vest only if the Company meets certain performance requirements prior to each vesting period. Once the Company's performance threshold is met, the awards vest on a sliding scale from 0 to 100% of the portion scheduled to vest of the total award of performance stock based on the Company's achievement of performance thresholds on a straight-line basis. For example, an executive receiving an award of 3,000 shares could have 1,000 shares vest on the first vesting date, fail to have 1,000 shares vest on the second vesting date, but then the Company could improve performance and have the final 1,000 shares vest based on the Company meeting required performance targets. The Committee chooses performance measures that it believes best capture the elements of Company performance that the senior executive team can most effectively control, and the Committee feels that the chosen performance measures will create greater stockholder value in the long term. Prior to 2009, dividends were paid on all shares of performance stock prior to vesting. Beginning in 2009, the Committee began to require that dividends be accrued but not paid until vested, and if the performance stock fails to vest, no dividends will be paid. All grants made prior to 2009, which therefore received dividends prior to vesting, have completed their vesting schedule; going forward dividends will not be paid on the remaining unvested performance stock unless and until it vests.

        The performance stock is granted on a 3-year equal vesting schedule and vests only if the Company meets certain performance requirements prior to each of the three vesting periods. On the first scheduled vesting date, the Committee must determine whether, for the prior 12-month period, the Company had positive earnings from its continuing operations. If the Company has not had positive earnings, each employee recipient immediately and irrevocably forfeits his or her performance stock award in its entirety. On each of the scheduled vesting dates, the Committee also compares the Company's 36-month performance including the most recent 12-month period to the Company's average 3-year trailing EPS target as set annually by the Committee in connection with the Company's Incentive Compensation Plan. If the Company has not achieved 60% of the average 3-year trailing target, each employee recipient immediately and irrevocably forfeits his or her performance stock award scheduled to vest on such date. If the Company has achieved between 60% and 80% of the average 3-year trailing target, the performance stock awards vest on a straight-line basis on a sliding scale of 0 to 100% of the portion of the award scheduled to vest.

        In 2011, performance stock was eligible to vest under the Company's 2008, 2009, and 2010 restricted stock award grants. The performance stock grants vest in three equal tranches, so for each executive officer one-third of each of their 2008, 2009, and 2010 awards was eligible to vest. The Company's average 3-year trailing target was $0.79, resulting in a 60% to 80% target range of $0.47 to $0.63. For the purpose of determining incentive compensation, the Company's prior 12-month actual EPS was $0.48 and the 36-month average EPS was $0.87. As a result, the Company's prior 12-month and 36-month performance was sufficient to exceed the requisite range of the 3-year trailing target and, for each executive officer, 100% of eligible performance stock vested. For further information related to the performance shares that vested for each executive officer in 2011, see the section titled "Option Exercises and Stock Vested."

  Relative Size of Major Compensation Elements

        The combination of base salary, annual incentive awards and long-term incentive awards comprise total direct compensation. In setting executive officer compensation, the compensation committee considers the aggregate compensation payable to the executive and the form of the compensation. The compensation committee seeks to achieve the appropriate balance between immediate cash rewards and incentives for the achievement of both annual and long-term financial and non-financial objectives.

  Health and Related Benefits

        The Company's health and related plans include medical, dental, life, disability, eligibility to participate in the Company's 401(k) retirement plan, and accidental death and dismemberment coverage. The Company's health and related benefit programs are designed to be competitive with other similarly sized and situated companies. The plans offered to executive officers are offered through broad-based plans applicable to all employees. Within the Company's 401(k) retirement plan, the Company matches an employee's pre-tax contributions to the plan at a rate of 50% of up to 5% of an employee's annual pay or up to the maximum allowed contribution pursuant to 401(k) regulations.

  Perquisites

        The Company provides an extremely limited number of perquisites to certain Named Executive Officers that are not provided to other employees. The Committee has awarded the bulk of these benefits to Messrs. Murdy and Lane in order to accommodate the fact that their spouses do not live in Houston, Texas, where the Company is headquartered. In addition to these specific benefits, the Named Executive Officers are beneficiaries of increased levels of disability coverage that are only available to senior executives of the Company. The Company pays these increased premiums on behalf of the executives. The Company also provides reimbursements for certain fitness, country and professional clubs.

Rule of 75

        Beginning in 2008, the Company began issuing equity grants subject to the Rule of 75, which provides that if an executive retires from the Company at a time when the sum of his or her age and his or her years of service at the Company is greater than or equal to 75, then upon the executive's retirement, the executive will have been deemed to have satisfied the continuous employment requirement for any equity grant to vest. Pursuant to the Rule of 75, all equity grants will continue to vest only if certain performance measures are satisfied, but the requirement that the executive be employed by the Company at the time of vesting will be deemed to be satisfied. The Rule of 75 does not apply to equity grants awarded prior to 2008.

Change-in-Control and Severance Benefits

        The Company has provided each of the senior executives with severance as well as change-in-control benefits. These benefits are maintained to help ensure that the Company can retain talented executives as well as ensure that senior executives are not deterred from exploring opportunities that will result in maximum value for stockholders, including actions that may result in a change in senior executives' positions or standing in the Company. The Company believes that these benefits are reasonable and ultimately benefit stockholders.

        In 2008, the Committee terminated all executives' employment agreements and implemented a severance plan. In addition to providing outplacement assistance of up to $50,000 and reimbursing former executives' insurance premiums for continuing COBRA coverage under the Company's policies for up to twelve months if they do not have insurance coverage available through another employer, the plan provides for the Company's payment of the following lump-sum amount if an executive's employment is terminated by the Company without cause (as defined), and not due to death or disability:

  •
  Two times the sum of current base salary plus bonus (i.e., the greater of the average bonus paid during the last three years or the current annual incentive bonus) for the Chief Executive Officer or the President;

  •
  One and one-half times such amounts for the Chief Financial Officer, Chief Operating Officer, or an Executive Vice President;

  •
  One times such amounts for the Chief Accounting Officer, Chief Legal Officer or General Counsel, and certain specified Senior Vice Presidents; and

  •
  One-half times such amounts for any other employees who have been subject to reporting under Section 16 of the Exchange Act at the Company or otherwise designated by the Committee to participate in the plan, but not at a different participation level.

In the case of death or disability, the plan provides for the Company's payment of a one-time lump-sum amount equal to the executive's annual base salary.

        As part of the Company's termination of employment agreements, it also entered into change-in-control agreements with certain senior executives. The change-in-control agreements provide for payment to the executive upon a termination resulting in a change-in-control event or upon the executive's separation from the Company for the twelve-month period following a change-in-control event. These agreements provide for the Company's payment of the following lump-sum amount to an executive upon a change-in-control event that results in his or her resignation from the Company:

  •
  Two times the sum of current base salary plus bonus (i.e., the greater of the average bonus paid during the last three years or the current annual incentive bonus) for Messrs. Lane and George; and

  •
  One times such amounts for Ms. Shaeff and Mr. McKenna.

        Prior to his December 2011 retirement as the Company's Chief Executive Officer, the Company would have paid Mr. Murdy a lump-sum amount equal to three times the sum of current base salary plus bonus (i.e., the greater of the average bonus paid during the last three years or the current annual incentive bonus), in the event of a change-in-control that resulted in his resignation from the Company. Upon his retirement as the Company's Chief Executive Officer, Mr. Murdy's change-in-control agreement terminated.

        Regardless of the reason for termination, the Named Executive Officers are subject to a one-year non-compete agreement. See the "Potential Termination Payments Upon Separation or a Change in Control" section later in this proxy statement for further information.

Use of Tally Sheets

        The Committee routinely uses tally sheets to assist it in analyzing the Named Executive Officers' total compensation, including salary, annual incentive compensation, and long-term incentive compensation. These tally sheets present the Committee with average annual values as well as total lifetime payout values related to cash as well as equity compensation in order to make comparisons as to all executives and their respective compensation levels.

Use of Compensation Survey Data—Executive Compensation

        In late 2008, the Committee, in consultation with Towers Perrin, the predecessor to Towers Watson, attempted to establish a peer group of companies for compensation analysis purposes. However, given the Company's size and industry, the Committee determined that the proposed peer group of companies for compensation comparison purposes did not provide meaningful guidance to the Committee. As such, the Committee determined to forego a peer group analysis, and instead reviewed a benchmark against general industry companies of similar size when evaluating the Company's compensation structure. The Company participates in Towers Watson's executive compensation database, which was used to develop competitive compensation levels for base salaries, annual incentives and long-term incentives. In order to adjust for size differences among the nearly three hundred companies in the database, a single regression analysis was used to correlate the Company's annual revenues with that of the other participating companies in the database. In late 2010 and again in late 2011, the Committee also reviewed executive compensation levels based on competitive compensation data provided by Equilar, an information services firm with products focusing on analyzing and benchmarking executive and director information. The Committee does not attempt to maintain executive compensation at a pre-defined percentile, but the Committee does use the comparative data in an effort to be better informed in its compensation-related decisions.

Chief Executive Officer Compensation

        The Committee meets in executive session to evaluate the Chief Executive Officer's performance and determines his total compensation. The Committee conducts an assessment of the Chief Executive Officer's performance as well as an assessment of the Company's performance, and sets the Chief Executive Officer's salary based on the Committee's assessment of his relative performance. Although the Committee does not attempt to place the Chief Executive Officer's pay in any specific percentile of similarly situated executive pay, the Committee believes, based on the Towers Watson study cited above, that Mr. Murdy was compensated between the 25th to 50th percentile of similarly sized companies. In December 2008, the Committee discussed and indicated it is favorably disposed to grant Mr. Murdy a bonus related to the successful transition of the Chief Executive Officer role upon Mr. Murdy's future retirement. A condition precedent of the grant was Mr. Murdy's active and material cooperation with the Board in the recruitment and selection of a qualified and acceptable successor candidate. On April 1, 2010, Mr. Murdy received a bonus award that consisted of a combination of cash and equity with a combined value of $500,000. Mr. Murdy received a second payment of $1,000,000 upon his formal resignation as Chief Executive Officer and the appointment of Mr. Lane as the Company's new Chief Executive Officer.

Stock Ownership Guidelines

        In 2007, the Committee voted to substantially increase stock ownership guidelines for executive officers. Previously the Committee had required the ownership of 5,000 or more shares by the third anniversary of an executive's inclusion in the executive group that had stock ownership requirements. Effective March 31, 2008, the policy was amended to require that within three years of being appointed an executive or other key employee, or being promoted to a position requiring increased ownership, an executive is required to beneficially own Common Stock of the Company, which includes all outstanding vested and unvested options and stock, having a market value or cost basis, whichever is higher, equal to at least the following multiple of his or her base salary (for purposes of calculating this multiple, the actual compensation expense incurred by the Company related to the equity grant is used only if it is greater than the current market value of the equity grant):

Level	Base Salary Multiple
Chief Executive Officer	5
Chief Operating Officer	3
Chief Financial Officer	3
Chief Accounting Officer	1
General Counsel	1

As of December 31, 2011, each of the executive officers was in compliance with the stock ownership guidelines.

 Executive Compensation Recovery Policy

        The Company's executive compensation recovery, or "clawback," policy provides that, to the extent permitted by applicable law, the Board may seek to recoup—or "claw back"—any cash compensation paid to executive officers and certain other officers identified by the Board where the payment was predicated upon the achievement of certain financial results that were satisfied based upon such officer's intentional fraudulent or illegal conduct. The Board shall have the sole discretion in determining whether the officer's conduct has or has not met any particular standard of conduct. The Board may, in its sole discretion after considering the best interests of the Company, determine not to recover such payment. In the event that a restatement of the Company's financial statements is required, the Company will seek to recover any compensation received by the Chief Executive Officer and Chief Financial Officer that is required to be recovered by Section 304 of the Sarbanes-Oxley Act of 2002.

Risk Considerations in our Compensation Policies

        The Committee's risk assessment concluded that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company. In reaching this conclusion, the Committee considered the following: (i) balanced performance targets; (ii) the Company's "clawback" policy; (iii) the Company's required stock ownership guidelines; (iv) EPS performance metrics that are uniformly applied to all senior executives; and (v) three-year vesting periods for options and performance stock.

Impact of Accounting and Tax Treatment on Compensation

        The Code limits the tax deduction that the Company may take for compensation paid to the Chief Executive Officer and the other four most highly compensated Named Executive Officers. The limit is $1.0 million per executive per year. However, performance-based compensation is excluded from the limitation. To date, all compensation of Named Executive Officers has been fully tax-deductible by the Company, with a small exception related to the Chief Executive Officer's compensation in 2006, which totaled $130,875, and 2007, which totaled $50,896. The Committee will continually monitor the future incentive compensation programs in relation to the qualified performance based compensation tax treatment and in light of the flexibility needed to provide a proper framework for the awards. A portion of Mr. Murdy's compensation may not qualify for tax deductibility under Section 162(m), including Mr. Murdy's bonus award related to Chief Executive Officer succession, of which $500,000 was awarded on April 1, 2010 and $1.0 million was awarded on December 29, 2011. The Committee believes this ability to exercise discretion is in the best interest of the Company and its stockholders.

Summary of Executive Compensation

        The following table includes information regarding the Named Executive Officers' total compensation during the 2011 fiscal year. For more information about the components of total compensation please refer to the following subsections of the "Compensation Discussion and Analysis" section:

  •
  "Base Salary" for information about salary;

  •
  "Annual Incentive Bonus" for information about bonus and other non-equity incentives;

  •
  "Long-term Incentives" for information about stock and option grants; and

  •
  "Health and Related Benefits" and "Perquisites" for all other compensation.

Summary Compensation Table

Name and Principal Position(1)	Year	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)	Option Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)(6)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other ($)(7)	Total ($)
Brian E. Lane,	2011	$375,000	$0	$351,563	$106,455	$37,500	$0	$118,248	$988,766
President and Chief	2010	$302,833	$0	$285,932	$88,162	$103,662	$0	$37,634	$818,223
Executive Officer	2009	$273,000	$0	$255,937	$78,719	$298,128	$0	$37,453	$943,237
William George,	2011	$340,000	$0	$318,747	$96,521	$34,000	$0	$7,508	$796,776
Executive Vice President	2010	$305,000	$0	$394,732	$88,162	$104,404	$0	$7,526	$899,824
and Chief Financial	2009	$305,000	$0	$285,934	$87,948	$333,074	$0	$7,353	$1,019,309
Officer
Julie S. Shaeff,	2011	$215,000	$0	$120,933	$36,621	$43,000	$0	$7,157	$422,711
Senior Vice President	2010	$202,000	$0	$113,623	$35,031	$56,715	$0	$6,526	$413,895
and Chief Accounting	2009	$202,000	$0	$113,630	$34,948	$107,198	$0	$6,989	$464,765
Officer
Trent T. McKenna,	2011	$215,000	$0	$120,933	$36,621	$43,000	$0	$6,928	$422,482
Vice President, General	2010	$202,000	$0	$113,623	$35,031	$56,715	$0	$5,944	$413,313
Counsel, and Secretary	2009	$187,000	$0	$102,377	$31,489	$99,238	$0	$5,537	$425,641
William F. Murdy,	2011	$600,000	$1,000,000	$674,997	$204,397	$60,000	$0	$35,442	$2,574,836
Chairman of the Board	2010	$579,000	$250,000	$901,371	$200,830	$198,196	$0	$35,212	$2,164,609
(former Chief Executive	2009	$579,000	$0	$651,376	$200,349	$632,294	$0	$27,599	$2,090,618
Officer)

(1)
The listed positions are those held as of December 31, 2011. Mr. Murdy retired as the Company's Chief Executive Officer effective December 29, 2011. Mr. Lane succeeded him as Chief Executive Officer Effective December 30, 2011.

(2)
Mr. Lane's 2010 salary reflects a blended salary: his salary was increased from $273,000 to $305,000 on April 1, 2010, and to $375,000 on December 1, 2010. Mr. McKenna's 2009 salary reflects a blended salary: his salary was increased from $182,000 to $202,000 on October 1, 2009.

(3)
As previously disclosed, on December 29, 2011, Mr. Murdy received a portion of the bonus award related to Chief Executive Officer succession in the amount of $1,000,000, which was paid in cash.

(4)
This column does not reflect the value of stock awards that were actually earned or received by the Named Executive Officers during each of the years listed above. Rather, as required by applicable SEC rules, this column reflects the aggregate grant date fair value of the performance shares (based on the probable outcome per accounting guidelines of the performance conditions as of the date of grant) granted to our Named Executive Officers in the applicable year. The aggregate grant date fair value of the equity awards was computed in accordance with FASB ASC Topic 718. See Note 14 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the 2011 fiscal year for a discussion of the relevant assumptions used in calculating the value of these awards..

(5)
This column does not reflect the value of shares that were actually acquired upon the exercise of stock options by the Named Executive Officers during each of the years listed above. Rather, as required by applicable SEC rules, this column reflects the aggregate grant date fair value of the stock options granted to the Named Executive Officers in the applicable year and was computed in accordance with FASB ASC Topic 718. The Option Exercises and Stock Vested table on page 34 provides information about the options exercised by Named Executive Officers during 2011. See Note 14 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the 2011 fiscal year for a discussion of the relevant assumptions made in valuing these awards. The aggregate grant date fair value will likely vary from the actual amount the Named Executive Officer receives based on a number of factors, including stock price fluctuations, timing of sale, and variances from valuation assumptions.

(6)
Reflects incentive compensation based upon certain performance criteria being met. In 2011, Mr. Murdy received annual incentive compensation consisting of 0% of 100% of his annual base salary as well as 100% of 10% of his base salary. Messrs. Lane and George each received annual incentive compensation consisting of 0% of 90% of their respective annual base salaries as well as 100% of 10% of their respective annual base salaries. Ms. Shaeff and Mr. McKenna each received annual incentive compensation consisting of 0% of 40% of their respective annual base salaries as well as 100% of 20% of their respective annual base salaries.

(7)
The figures set out as "All Other" Compensation for 2011 are comprised of the following:

	Commuting Expenses	Living Allowance		401(k) Match	Membership and Club Dues	Executive Disability & Group Term Life	Fitness(1)	Relocation Expenses
Brian E. Lane	$4,178	$6,000		$6,125	$0	$1,705	$240	$100,000	(2)
William George	$0	$0		$6,125	$0	$1,143	$240	$0
Julie S. Shaeff	$0	$0		$6,125	$0	$792	$240	$0
Trent T. McKenna	$0	$0		$6,125	$0	$673	$130	$0
William F. Murdy	$390	$12,000	(3)	$6,125	$6,615	$9,000	$0	$1,312	(4)

(1)
Reimbursement of health-club dues pursuant to a wellness plan available to all employees in the Company's corporate headquarters.

(2)
Reflects expenses related to Mr. Lane's relocation from the East Coast to Houston at the request of the Board.

(3)
Reflects estimated amount attributable to Mr. Murdy's personal and business use of a 2010 Ford Escape Hybrid, which the Company provided for Mr. Murdy's use while in Houston.

(4)
Reflects expenses related to Mr. Murdy's relocation from Houston to the East Coast in connection with his retirement as the Company's Chief Executive Officer.

Grants of Plan-Based Awards

        The following table provides information concerning the Company's administration of its annual and equity incentive plan during 2011. For further information related to grants of plan-based awards, see the section titled "Long-Term Incentives" and the section titled "Annual Incentive Bonus."

					Estimated future payouts under equity incentive plan awards(2)
		Estimated future payouts under non-equity incentive plan awards(1)					All other stock awards: Number of shares of stock or units (#)	All other option awards: Number of securities underlying options (#)
										Grant date fair value of stock and option awards ($)(3)
									Exercise or base price of option awards ($/Sh)
Name	Grant date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)
Brian E. Lane	12/15/2010	$37,500	$375,000	$543,750	—	—	—	—	—	—
	3/24/2011	—	—	—	0	25,347	—	21,122	$13.87	$458,018
William George	12/15/2010	$34,000	$340,000	$493,000	—	—	—	—	—	—
	3/24/2011	—	—	—	0	22,981	—	19,151	$13.87	$415,268
Julie S. Shaeff	12/15/2010	$43,000	$129,000	$172,000	—	—	—	—	—	—
	3/24/2011	—	—	—	0	8,719	—	7,266	$13.87	$157,553
Trent T. McKenna	12/15/2010	$43,000	$129,000	$172,000	—	—	—	—	—	—
	3/24/2011	—	—	—	0	8,719	—	7,266	$13.87	$157,553
William F. Murdy	12/15/2010	$60,000	$660,000	$960,000	—	—	—	—	—	—
	3/24/2011	—	—	—	0	48,666	—	40,555	$13.87	$879,395

(1)
The amounts shown reflect the 2011 annual incentive plan awards. In December 2010, our Compensation Committee established target short-term bonus awards, expressed as a percentage of each executive's 2011 base salary. These awards are based on individual and Company performance targets for 2011, which are described in greater detail in the subsection titled "Annual Incentive Bonus." For purposes of this chart, it is assumed that each executive realizes 100% of the Subjective Bonus regardless of Objective Bonus realization.

(2)
Generally represents grants of performance stock to the Named Executive Officers on a three-year vesting schedule in equal amounts. The awards vest only if the Company meets certain performance requirements, which are described in greater detail in the subsection titled "Long-term Incentives," prior to each vesting period. If the Company meets the performance threshold, the awards vest on a sliding scale from 0 to 100% of the tranche of shares. These performance restricted stock grants were issued subject to the Rule of 75 and Mr. Murdy's grant will continue to vest if the applicable performance measures are satisfied, but without the requirement that he be employed by the Company at the time of vesting. For further information related to grants of plan-based awards subject to the Rule of 75, see the section titled "Rule of 75."

(3)
For a discussion of valuation assumptions, see Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011.

Outstanding Equity Awards at Fiscal Year-End

        The following table provides information concerning unexercised stock options and unvested performance restricted stock held at December 31, 2011.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(2)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(4)
Brian E. Lane	3,750		$4.18	11/19/2013			48,402	$518,869
	10,000		$6.38	5/18/2015
	12,039		$11.94	3/28/2017
	11,369		$13.15	3/26/2018	—	—
	12,926	6,463	$11.00	3/26/2019
	6,374	12,750	$12.46	3/25/2020
		21,122	$13.87	3/24/2021
William George	30,000		$6.38	5/18/2015	6,667	$71,470	46,945	$503,250
	19,302		$11.94	3/28/2017
	18,120		$13.15	3/26/2018
	14,441	7,221	$11.00	3/26/2019
	6,374	12,750	$12.46	3/25/2020
		19,151	$13.87	3/24/2021
Julie S. Shaeff	5,000		$4.18	11/19/2013			18,241	$195,544
	15,000		$6.38	5/18/2015
	7,655		$11.94	3/28/2017
	7,201		$13.15	3/26/2018	—	—
	5,739	2,869	$11.00	3/26/2019
	2,533	5,066	$12.46	3/25/2020
		7,266	$13.87	3/24/2021
Trent T. McKenna	5,000		$6.64	8/24/2014			17,900	$191,888
	20,000		$6.38	5/18/2015
	6,870		$11.94	3/28/2017
	6,488		$13.15	3/26/2018	—	—
	5,171	2,585	$11.00	3/26/2019
	2,533	5,066	$12.46	3/25/2020
		7,266	$13.87	3/24/2021
William F. Murdy	43,970		$11.94	3/28/2017			103,256	$1,106,904
	41,279		$13.15	3/26/2018
	32,895	16,452	$11.00	3/26/2019	—	—
	14,520	29,044	$12.46	3/25/2020
		40,555	$13.87	3/24/2021

(1)
Mr. Lane's 6,463 unexercisable options are scheduled to vest on April 1, 2012; Mr. Lane's 12,750 unexercisable options are schedule to vest on April 1, 2012 and 2013 in equal amounts; Mr. Lane's 21,122 unexercisable options are scheduled to vest on May 15, 2012, April 1, 2013, and April 1, 2014 in equal amounts. Mr. George's 7,221 unexercisable options are scheduled to vest on April 1, 2012; Mr. George's 12,750 unexercisable options are schedule to vest on April 1, 2012 and 2013 in equal amounts; Mr. George's 19,151 unexercisable options are scheduled to vest on May 15, 2012, April 1, 2013, and April 1, 2014 in equal amounts. Ms. Shaeff's 2,869 unexercisable options are scheduled to vest on April 1, 2012; Ms. Shaeff's 5,066 unexercisable options are schedule to vest on April 1, 2012 and 2013 in equal amounts; Ms. Shaeff's 7,266 unexercisable options are scheduled to vest on May 15, 2012, April 1, 2013, and April 1, 2014 in equal amounts. Mr. McKenna's 2,585 unexercisable options are scheduled to vest on April 1, 2012; Mr. McKenna's 5,066 unexercisable options are schedule to vest on April 1, 2012 and 2013 in equal amounts; Mr. McKenna's 7,266 unexercisable options are scheduled to vest on May 15, 2012, April 1, 2013, and April 1, 2014 in equal amounts. Mr. Murdy's 16,452 unexercisable options are scheduled to vest on April 1, 2012; Mr. Murdy's 29,044 unexercisable options are schedule to vest on April 1, 2012 and 2013 in equal amounts; Mr. Murdy's 40,555 unexercisable options are scheduled to vest on May 15, 2012, April 1, 2013, and April 1, 2014 in equal amounts.

(2)
The restricted stock granted to Mr. George in 2010 was granted with a three year vesting schedule and is not subject to Company performance requirements. The market value of these shares is based on the $10.72 share price of the Company's common stock as of December 30, 2011.

(3)
The performance restricted stock grants for each of the Named Executive Officers are subject to vest only if the Company achieves certain one-year performance measures as well as a three-year trailing average performance measure. These performance restricted stock grants are more fully described in the subsection titled "Performance Stock Awards" in the "Long-term Incentives" section of the Compensation Discussion and Analysis. These performance restricted stock grants were issued subject to the Rule of 75 and Mr. Murdy's grant will continue to vest if the applicable performance measures are satisfied, but without the requirement that he be employed by the Company at the time of vesting. For further information related to grants of plan-based awards subject to the Rule of 75, see the section titled "Rule of 75."

(4)
The market value of these performance shares is based on the $10.72 share price of the Company's common stock as of December 30, 2011.

Option Exercises and Stock Vested

        The following table provides information on option exercises and stock vested in 2011 related to the Named Executive Officers and the resulting value realized.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Brian E. Lane	0	$0	19,953	$255,890
William George	0	$0	26,895	$338,543
Julie S. Shaeff	0	$0	9,364	$121,761
Trent T. McKenna	0	$0	8,737	$112,989
William F. Murdy	0	$0	53,676	$697,952

(1)
The value realized on the exercise of stock options is the difference between the market price of the Company Common Stock at the time of exercise and the exercise price of the option.

(2)
The value realized on the vesting of stock awards is the closing market price of the Company's Common Stock at the time of vesting.

  Pension Benefits

        We currently have no defined benefit pension plans.

  Nonqualified Deferred Compensation

        We currently have no defined contribution plans which provide for the deferral of compensation on a basis that is not tax qualified.

Potential Termination Payments Upon Separation or a Change in Control

        Prior to March 26, 2008, the Company had included change-in-control and severance arrangements in the employment agreements with Messrs. Murdy, Lane, and George, as well as Ms. Shaeff and Mr. McKenna. On March 26, 2008, the Compensation Committee concluded its plan to rationalize all executive employment arrangements by requesting that all Named Executive Officers relinquish their rights pursuant to their employment agreements. As consideration, the Committee enacted a Senior Executive Severance Policy and entered into a change-in-control agreement with each executive.

        The following table provides the lump-sum payments that would have been made to the Named Executive Officers if their employment had been terminated on December 31, 2011. Mr. Murdy retired as the Company's Chief Executive Officer effective December 29, 2011, and his benefits upon termination are not shown below.

	For Cause	Death(1)	Disability	Without Cause(2)
Brian E. Lane	$0	$375,000	$375,000	$1,082,383
William George	$0	$340,000	$340,000	$781,362
Julie S. Shaeff	$0	$215,000	$215,000	$318,094
Trent T. McKenna	$0	$215,000	$215,000	$316,857

(1)
The Company maintains life insurance for each of the Named Executive Officers in an amount equal to the sum of the Named Executive Officer's annual base salary. The death benefit contained in the severance policy is paid net of insurance proceeds.

(2)
The following amounts are included in the total for each executive as an estimate of one year of COBRA payments made by the Company on behalf of the Named Executive Officer over the twelve month period following termination. Mr. Lane—$14,523; Mr. George—$10,623; Ms. Shaeff—$9,123; and Mr. McKenna—$10,539. These COBRA reimbursements would be made by the Company to the Named Executive Officer, and they would cease if the Named Executive Officer obtained other insurance coverage. In no event would these COBRA reimbursements exceed twelve months. The total amount also reflects an estimate of $25,000 for outplacement services, which services are provided for in the policy, and are not to exceed $50,000.

        The following table provides the lump-sum payout and value of early vesting equity that would have been received by the Named Executive Officers if their employment had been terminated as a result of a change in control occurring on December 31, 2011. Mr. Murdy retired as the Company's Chief Executive Officer effective December 29, 2011, and his benefits upon a change in control are not shown below.

	Cash(1)	Value of Early Vesting Equity(2)	Excise Tax Gross Up	Total Value
Brian E. Lane	$1,057,383	$951,261	$78,188	$2,086,832
William George	$1,004,942	$994,108	$0	$1,999,050
Julie S. Shaeff	$293,094	$358,498	$0	$651,592
Trent T. McKenna	$291,857	$351,798	$0	$643,655

(1)
Assumes a change in control event occurring on December 31, 2011. Includes payments made as reimbursements for COBRA for a one-year period after the change-in-control event; these payments would be made as reimbursements by the Company to the Named Executive Officer, and would cease if the Named Executive Officer obtained other insurance coverage.

(2)
For a discussion of valuation assumptions, see Note 14 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2011.

        See the "Change-in-Control and Severance Benefits" section earlier in this proxy for additional details about the circumstances that would trigger payments under the Senior Executive Severance Policy or pursuant to an executive's change-in-control agreement.

Equity Compensation Plan Information

        The following table sets forth information about the Company's equity compensation plans as of December 31, 2011.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,414,790	(1)	$10.84	(2)	1,111,183
Equity compensation plans not approved by security holders	—		—		—
Total	1,414,790				1,111,183	(3)

(1)
Includes 359,178 shares of performance stock that have been granted but remain unvested as of December 31, 2011.

(2)
Shares of unvested restricted stock are not factored into this average.

(3)
1,001,183 shares of which are part of a fungible share plan, which means that each share granted that is not an option and/or SAR is counted against the plan as one and six-tenths (1.6) shares. If the 2012 Plan is approved by stockholders at the Annual Meeting, the Company will make all grants following the date of the Annual Meeting out of the 2012 Plan, and will not make any further grants under the 2006 Equity Plan or the NED Plan, under which the remaining available shares number provided in this table are available.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on its review and discussions, the committee recommended to the Company's Board of Directors the inclusion of the Compensation Discussion and Analysis in the Company's 2012 proxy statement. This report is provided by the following independent directors, who comprise the Compensation Committee.

                      Members of the Compensation Committee

                      Darcy G. Anderson (Chair)
                      Herman E. Bulls
                      Alan P. Krusi
                      Franklin Myers

        The preceding "Compensation Committee Report" shall not be deemed soliciting material or to be filed with the Securities and Exchange Commission, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company incorporates it by reference into such filing.

 REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board of Directors of the Company oversees the Company's financial reporting process on behalf of the Board of Directors. The committee is made up solely of independent directors, as defined in the applicable NYSE and SEC rules, and it operates under a written charter, amended and effective as of March 2010 and approved by the Board of Directors, which is available on the Company's website at http://www.comfortsystemsusa.com.

        Management has the primary responsibility for the financial statements and the reporting process, including the Company's internal controls. In fulfilling its oversight responsibilities, the Audit Committee has reviewed the audited financial statements in the Annual Report with management. The discussion explored the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of each of the key disclosures in the financial statements.

        As part of its oversight of the Company's financial statements, the Audit Committee reviewed and discussed with management and with the Company's independent auditors, Ernst & Young LLP, the audited financial statements of the Company for the fiscal year ended December 31, 2011. The committee discussed with Ernst & Young LLP, who is responsible for expressing an opinion on the conformity of the audited financial statements with accounting principles generally accepted in the United States, such matters as are required to be discussed by Statement on Auditing Standards No. 61, as amended (Communications with Audit Committees), relating to the conduct of the audit. The Audit Committee also has discussed with Ernst & Young LLP, the auditors' independence from the Company and its management, including the matters in the written disclosures the committee received from the independent auditors as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and considered the compatibility of non-audit services with the auditors' independence.

        The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The committee meets regularly with the external auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the content and quality of the Company's financial reporting. Based on the review and discussions above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2011 and for filing with the SEC.

                      Members of the Audit Committee

                      Franklin Myers (Chair)
                      Alan P. Krusi
                      James H. Schultz
                      Robert D. Wagner, Jr.

        The preceding "Report of the Audit Committee" shall not be deemed soliciting material or to be filed with the Securities and Exchange Commission, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Company incorporates it by reference into such filing.

 OTHER INFORMATION

Compensation Committee Interlocks and Insider Participation

        Messrs. Anderson, Bulls, Krusi, and Myers, none of whom is or has been an officer or employee of the Company or any of our subsidiaries through 2011, served on the Compensation Committee during 2011. None of the Company's executive officers serves on the board of directors or compensation committee, or any other committee serving an equivalent function, of another company that employs any member of the Board.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, officers and persons who own more than 10% of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership with the SEC and the NYSE. Officers, directors and greater-than-ten-percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely upon review of the copies of such reports furnished to the Company during the fiscal year ended December 31, 2011, all directors, officers, and beneficial holders of more than 10% of any class of equity securities of the Company complied with all filing requirements, except it was determined that the Company failed to timely file a Form 4 to report a sale pursuant to Mr. Murdy's 10b5-1 plan.

Householding of Stockholder Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of the Company's Proxy Statement or Annual Report to Stockholders may have been sent to multiple stockholders in the same household unless the Company has received contrary instructions from one or more of the stockholders. The Company will promptly deliver a separate copy of either document to any stockholder upon request by writing to the Company at the following address: Comfort Systems USA, Office of the General Counsel, 675 Bering, Suite 400, Houston, Texas 77057 or upon oral request directed to the Company's Office of the General Counsel at (713) 830-9600. Any stockholder who wants to receive separate copies of the annual report and proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact the stockholder's bank, broker, or other nominee record holder, or contact the Company by writing to the above address or by oral request at the above telephone number.

Certain Relationships and Related Transactions

        In March 2011, the Board adopted a written Related Person Transactions Policy that codifies the Company's policies and procedures regarding the identification, review, consideration, and approval or ratification of "related person transactions." For purposes of this policy only, a "related party transaction" is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any "related person" are, were, or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation directly paid to a named executive officer or director for services provided directly to the Company in their role as an employee or director shall not be considered related person transactions under the policy. A related person is any executive officer, director, or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons.

        Under the Company's Related Person Transactions Policy, where a transaction has been identified as a potential related person transaction, the Company's management shall present such potential related person transaction to the Audit Committee for review, consideration, and approval or ratification. The presentation shall include all information reasonably necessary for the Committee to determine the benefits of the related-party transaction and whether the related-party transaction is commercially comparable to an otherwise unrelated transaction of similar nature and management's recommendation related thereto. This process is to be used for both approvals as well as ratifications under the policy.

        The Audit Committee, in approving or rejecting the proposed related person transaction, considers all the relevant facts and circumstances deemed relevant by and available to the Audit Committee, including, but not limited to (i) the risks, costs and benefits to the Company, (ii) the impact on a director's independence in the event the related person is a director, immediate family member of a director, or an entity with which a director is affiliated, (iii) the terms of the transaction, (iv) the availability of other sources for comparable services or products, and (v) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. The Audit Committee approves only those related-party transactions that, in light of known circumstances, are in, or are not inconsistent with, the Company's best interests and those of the Company's stockholders, as the Audit Committee determines in the good faith exercise of its discretion.

        From time to time, the Company or its subsidiaries may have employees who are related to our executive officers or directors. David Giardinelli, the brother of Alfred Giardinelli, was employed by a subsidiary of the Company as a salesman during the fiscal year ended December 31, 2011. In 2011, he was paid a base salary of $25,000 and received approximately $142,000 in commissions pursuant to a commission sales plan in which other similarly situated salesmen also participate. This related-party transaction was ratified by the Audit Committee pursuant to the terms of our Related Person Transactions Policy.

        See the section above titled "Compensation Committee Interlocks and Insider Participation" for other information required to be disclosed here.

Interest of Certain Persons in Matters to Be Acted Upon

        Other than as a potential participant in the 2012 Senior Management Annual Performance Plan and the 2012 Equity Incentive Plan, as applicable, the Named Executive Officers and directors of the Company do not have any substantial interest in the matters to be acted upon at the Annual Meetings, other than in their roles as officers or directors of the Company.

Stockholder Proposals for 2013 Annual Meeting

        Stockholders who wish to present proposals for inclusion in the Company's proxy materials for the 2013 Annual Meeting of Stockholders may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. To be eligible, the stockholder proposals must be received by the Company at its principal executive offices on or before December 4, 2012.

        Under the Company's current Bylaws, proposals of business and nominations for directors other than those to be included in the Company's proxy materials following the procedures described in Rule 14a-8 may be made by stockholders entitled to vote at the meeting if notice is timely given and if the notice contains the information required by the Bylaws. In accordance with the Company's Bylaws, to be considered timely a proposal submitted for consideration at the 2013 Annual Meeting of Stockholders must be received by the Company at its principal executive offices no later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the 2012 Annual Meeting of Stockholders. The Bylaws also contain procedures for regulation of the order of business and conduct of stockholder meetings, the authority of the presiding officer and attendance at such meetings.

Other Business

        The Board knows of no business to be brought before the Annual Meeting that is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy intend to take such action in regard to such matters as in their judgment seems advisable, subject to the NYSE's rules on the exercise of discretionary authority.

Form 10-K and Annual Report to Stockholders

        A copy of the Company's Annual Report to Stockholders, which includes the Annual Report on Form 10-K, filed with the SEC, accompanies this proxy statement.

Appendix A

COMFORT SYSTEMS USA, INC.
2012 EQUITY INCENTIVE PLAN

1.     Purpose; Term

        This Comfort Systems USA, Inc. 2012 Equity Incentive Plan (the "Plan") provides for the grant of incentive awards consisting of or based on the Common Stock of the Company. The purpose of the Plan is to attract and retain key employees, directors and consultants of the Company and its Affiliates, to provide an incentive for them to achieve performance goals, and to enable them to participate in the growth of the Company by granting Awards with respect to the Company's Common Stock. No Awards may be granted under the Plan more than ten years after the effective date of the Plan, but Awards granted prior to that date may continue in accordance with their terms. Certain capitalized terms used herein are defined in Section 3 below.

2.     Administration

        The Plan shall be administered by the Committee. Except to the extent action by the Committee is required under Section 162(m) of the Code in the case of Awards intended to qualify for the performance-based compensation exception thereto, the Board may in any instance perform any of the functions of the Committee hereunder. The Committee shall select the Participants to receive Awards and shall determine the terms and conditions of the Awards. The Committee shall have authority, not inconsistent with the express provisions of the Plan: (a) to administer the issuance of Awards granted in accordance with the formula set forth in this Plan to such Participants who are eligible to receive Awards; (b) to prescribe the form or forms of instruments evidencing Awards and any other instruments required under the Plan and to change such forms from time to time; (c) to adopt, amend and rescind rules and regulations for the administration of the Plan; and (d) to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determinations of the Committee shall be conclusive and shall bind all parties. Notwithstanding anything else, transactions under this Plan, to the extent they would otherwise be subject to Section 16 of the Securities Exchange Act of 1934, are intended to comply with all applicable conditions of Rule 16b-3 or its successors under Section 16 of the Securities Exchange Act of 1934 ("Rule 16b-3"). To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. In the case of an Award intended to be eligible for the performance-based compensation exception under Section 162(m) of the Code, the Plan and such Award shall be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. Consistent with the above requirements, the Committee may delegate such of its duties, powers and responsibilities as it may determine (and in the event of any such delegation, references herein to the Committee shall include the person or persons so delegated to the extent of such delegation).

        In the case of an Award intended to be eligible for the performance-based compensation exception under Section 162(m) of the Code, the Committee shall establish in writing the applicable Performance Criteria (in such fashion and with such specificity so that they qualify as "preestablished objective goals" within the meaning of Treas. Regs. Section 1-162-27(e)(2)) not later than 90 days after the commencement of the period of service to which the performance relates (or such earlier time as is required to qualify such Award as performance-based under Section 162(m) of the Code); provided, however, to the extent consistent with the requirements for satisfying the performance-based exception under 162(m), the Committee may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, the impact of charges for restructurings, discontinued operations, mergers, acquisitions, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of tax or accounting changes, each as defined by U.S. generally accepted accounting principles) occurring during the period of service to which the performance relates that affect the applicable Performance Criterion or Criteria.

3.     Certain Definitions

        "Affiliate" means any corporation or other entity that stands in a relationship to the Company that would result in the Company and such corporation or other entity being treated as one employer under Section 414(b) or Section 414(c) of the Code.

        "Award" means any Option, SAR, Restricted Stock, Unrestricted Stock, Restricted Stock Unit, Unrestricted Stock Unit, Performance Award (including a cash Performance Award) and other award convertible into or otherwise based on stock, granted under the Plan.

        "Board" means the Board of Directors of the Company.

        "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor law.

        "Committee" means one or more committees each comprised of not less than two members of the Board appointed by the Board to administer the Plan or a specified portion thereof. Unless otherwise determined by the Board, if a Committee is authorized to grant Awards to a Reporting Person or a Covered Employee, each member shall be a "non-employee director" within the meaning of Rule 16b-3 under the Exchange Act or, respectively, an "outside director" within the meaning of Section 162(m) of the Code, respectively.

        "Common Stock" or "Stock" means the Common Stock, $0.01 par value, of the Company.

        "Company" means Comfort Systems USA, Inc., a Delaware corporation.

        "Corporate Transaction" means any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company's then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all of the Company's assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Committee), the Corporate Transaction will be deemed to have occurred upon consummation of the tender offer.

        "Covered Employee" means a "covered employee" within the meaning of Section 162(m) of the Code.

        "Designated Beneficiary" means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the event of the Participant's death. In the absence of an effective designation by a Participant, "Designated Beneficiary" means the Participant's estate.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, or any successor law.

        "Fair Market Value" means, (i) with respect to Stock, (A) for so long as such Stock is readily tradeable on an established securities market (within the meaning of Section 409A), the closing price on the trading day of the grant, and (B) otherwise, the fair market value of such Stock determined by the Committee by a reasonable application of a reasonable valuation method (within the meaning of Section 409A); and, (ii) with respect to any other property, the fair market value of such property as determined by the Committee in good faith in the manner established by the Committee from time to time.

        "ISO" has the meaning set forth in Section 6(a).

        "Non-Employee Director" means a member of the Board who is not a present or former employee of the Company or any its subsidiaries or Affiliates.

        "NSO" has the meaning set forth in Section 6(a).

        "Option" has the meaning set forth in Section 6(a).

        "Participant" means a person selected by the Committee to receive an Award under the Plan.

        "Performance Award" means an Award subject to Performance Criteria. The Committee in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) of the Code and Performance Awards that are not intended to so qualify.

        "Performance Criteria" means specified criteria, other than the mere continuation of employment or the mere passage of time, the satisfaction of which is a condition to the grant, exercisability, vesting, payment or full enjoyment of an Award. For purposes of Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) of the Code, a Performance Criterion shall mean an objectively determinable measure of performance relating to any of or to any combination of the following (determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): (i) sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization or other items, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; network deployment; sales of particular products or services; customer acquisition, expansion and retention; or any combination of the foregoing; or (ii) acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity), or refinancings; transactions that would constitute a change of control; or any combination of the foregoing. A Performance Criterion measure and targets with respect thereto determined by the Committee need not be based upon an increase, a positive or improved result or avoidance of loss. Prior to the grant, exercisability, vesting, payment or full enjoyment of the Performance Award, as the case may be, the Committee will determine whether the Performance Criteria have been attained and such determination will be conclusive. If the Performance Criteria are not attained, no other Award will be provided in substitution of the Performance Award with respect to which such Performance Criteria have not been met.

        "Reporting Person" means a person subject to Section 16 of the Exchange Act.

        "Restricted Period" has the meaning set forth in Section 8(a).

        "Restricted Stock" has the meaning set forth in Section 8(a).

        "Restricted Stock Unit" has the meaning set forth in Section 8(b).

        "Stock Appreciation Right" or "SAR" has the meaning set forth in Section 7(a).

        "Stock Unit Award" has the meaning set forth in Section 8(b).

        "Unrestricted Stock" has the meaning set forth in Section 8(a).

        "Unrestricted Stock Unit" has the meaning set forth in Section 8(b).

4.     Eligibility

        All key employees, all directors and all consultants of the Company (or of any Affiliate) whom the Committee considers to be capable of contributing to the successful performance of the Company are eligible to be Participants in the Plan, provided that, ISOs may be granted only to employees of the Company or of any parent or subsidiary corporation of the Company, as those terms are used in Section 424 of the Code and NSOs may only be granted to individuals who are providing direct services on the date of grant of the NSO to the Company or to a subsidiary of the Company that would be described in the first sentence of Treas. Regs. § 1.409A-1(b)(5)(iii)(E).

5.     Stock Available for Awards

        (a)    Amount.    Subject to the other subsections of this Section 5 and to Section 10, no more than 5.1 million shares of Common Stock in the aggregate may be delivered under or in satisfaction of Awards. Shares issued under the Plan may consist of authorized but unissued shares or treasury shares. No fractional shares will be issued under the Plan.

        (b)    Fungible Share Plan.    Each share of Stock subject to an Award consisting of Options and/or SARs shall be counted against the limits set forth in Section 5(a) as one (1) share. Each share of Stock subject to any Award other than an award consisting of Options and/or SARs shall be counted against the limits set forth in Section 5(a) as two (2.0) shares.

        (c)    Reversion to the Plan.    For the avoidance of doubt, if an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company for an amount not greater than the Participant's purchase price, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan.

        (d)    Certain Other Company Awards.    To the extent consistent with the requirements of Section 422 of the Code and the rules thereunder and other applicable requirements (including applicable stock exchange requirements), Common Stock issued under awards granted by another company ("other company awards") and assumed by the Company in connection with a merger, consolidation, stock purchase or similar transaction, or issued by the Company under awards substituted for other company awards in connection with a merger, consolidation, stock purchase or similar transaction, shall not reduce the shares available for Awards under the Plan nor be counted towards the per-Participant Award limits described in Section 5(e) below.

        (e)    Limit on Individual Grants.    In the case of an Award intended to be eligible for the performance-based compensation exception under Section 162(m) of the Code: (i) the maximum number of shares of Common Stock subject to Options and SARs that may be granted to any Participant in the aggregate in any calendar year shall not exceed, in each case, 1,000,000, and the maximum number of shares of Common Stock that may be granted as Stock Awards pursuant to Section 8 to any Participant in the aggregate in any calendar year shall not exceed 500,000, subject in each case to adjustment under Section 10 (for purposes of the preceding sentence, the repricing of an Option or SAR shall be treated as a new grant to the extent required under Section 162(m) of the Code) and (ii) the maximum amount payable to any Participant under a cash Performance Award in any calendar year shall not exceed $1.5 million. The foregoing provisions will be construed in a manner consistent with Section 162(m) of the Code. The maximum number of shares of Common Stock that may be granted as Stock Awards pursuant to Section 8 to any Non-Employee Director in any calendar year shall not exceed 10,000, subject to adjustment under Section 10.

6.     Stock Options

        (a)    Grant of Options.    Subject to the provisions of the Plan, the Committee may grant both (i) options ("Options") to purchase shares of Common Stock that are intended to comply with the requirements of Section 422 of the Code and the rules thereunder ("ISOs") and (ii) Options that are not intended to comply with such requirements ("NSOs"). The Committee shall determine the number of shares subject to each Option and the exercise price therefor, which shall not be less than 100% of the Fair Market Value of the Common Stock on the date of grant (or in the case of an ISO granted to an employee described in Section 422(b)(6) of the Code, not less than 110%). In no event, however, shall the exercise price be less, in the case of an original issue of authorized stock, than par value per share.

        (b)    Terms and Conditions.    Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in an Award agreement or other writing (as described in Section 9(a) below) or thereafter. The maximum term of an Option shall not exceed ten years from the date of grant (or in the case of an ISO granted to an employee described in Section 422(b)(6) of the Code, the period provided in Treas. Reg. Section 1.422-2(d)), provided, that if an NSO would otherwise expire as a result of the maximum term of such NSO (i.e., ten (10) years from the date of grant or such shorter time period as provided in an Award agreement or other writing (as described in Section 9(a) below)), and at such time the Participant holding such NSO is prohibited by applicable law or written Company policy applicable to similarly situated employees from engaging in any open-market sales of Stock, the maximum term of such NSO will automatically extend to thirty (30) days following the date the Participant is no longer prohibited from engaging in such open-market sales. The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

        (c)    Payment.    No shares shall be delivered pursuant to any exercise of an Option until payment in full of the exercise price therefor is received by the Company. Such payment may be made in whole or in part in cash or, to the extent legally permissible and expressly permitted by the Committee at or after the grant of the Option, by delivery of other property such as shares of Common Stock that have been owned by the optionee for such period as the Committee may determine, valued at their Fair Market Value on the date of delivery, by the withholding of shares of Common Stock otherwise to be delivered upon exercise of the Option which have a Fair Market Value equal to the aggregate exercise price of the Option being exercised, or by such other lawful consideration, including a payment commitment of a financial or brokerage institution, as the Committee may determine; or any combination of the foregoing permitted forms of payment.

7.     Stock Appreciation Rights

        (a)    Grant of SARs.    Subject to the provisions of the Plan, the Committee may grant rights to receive any excess in value of shares of Common Stock over the exercise price ("Stock Appreciation Rights" or "SARs"). The Committee shall determine at the time of grant or thereafter whether SARs are settled in cash, Common Stock or other securities of the Company, Awards or other property, and may define the manner of determining the excess in value of the shares of Common Stock. The Committee shall fix the exercise price of each SAR, which shall not be less than 100% of the Fair Market Value of the Common Stock at the date of grant.

        (b)    Terms and Conditions.    Each SAR shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in an Award agreement or other writing (as described in Section 9(a) below) or thereafter. The maximum term of a SAR shall not exceed ten years from the date of grant, provided, that if a SAR would otherwise expire as a result of the maximum term of such SAR (i.e. ten (10) years from the date of grant or such shorter time period as provided in an Award agreement or other writing (as described in Section 9(a) below)), and at such time the

Participant holding such SAR is prohibited by applicable law or written Company policy applicable to similarly situated employees from engaging in any open-market sales of Stock, the maximum term of such SAR will automatically extend to thirty (30) days following the date the Participant is no longer prohibited from engaging in such open-market sales. The Committee may impose such conditions with respect to the exercise of SARs, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

        (c)    No Net Share Counting.    SARs to be settled in shares of Common Stock shall be counted in full against the number of shares available for award under the Plan under Section 5(a), regardless of the number of shares of Common Stock issued upon settlement of the SAR.

8.     Stock, Units, Other Awards and Performance Criteria

        (a)    Restricted or Unrestricted Stock Awards.    The Committee may grant shares of Common Stock subject to forfeiture ("Restricted Stock") and determine the duration of the period (the "Restricted Period") during which, and the conditions under which, the shares may be forfeited to the Company and the other terms and conditions of such Awards. Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant or if the Participant has died, to the Participant's Designated Beneficiary. The Committee also may make Awards of shares of Common Stock that are not subject to restrictions or forfeiture, on such terms and conditions as the Committee may determine from time to time ("Unrestricted Stock"). Shares of Restricted Stock or Unrestricted Stock may be issued for such consideration, if any, as the Committee may determine consistent with applicable law (including applicable stock exchange listing requirements).

        (b)    Restricted or Unrestricted Stock Unit Awards.    The Committee may grant Awards ("Stock Unit Awards") consisting of units representing shares of Common Stock. Each Stock Unit Award shall represent the unfunded and unsecured commitment of the Company to deliver to the Participant at a specified future date or dates one or more shares of Common Stock (including, if so provided with respect to the Award, shares of Restricted Stock), subject to the satisfaction of any vesting or other terms and conditions established with respect to the Award as the Committee may determine. No Participant or Designated Beneficiary holding a Stock Unit Award shall be treated as a stockholder with respect to the shares of Common Stock subject to the Award unless and until such shares are actually delivered under the Award. Stock Unit Awards may not be sold, assigned, transferred, pledged or otherwise encumbered except as permitted by the Committee. The Committee may make Awards of Stock Units that are subject to restrictions or forfeiture ("Restricted Stock Units") or Stock Units that are not subject to such restrictions ("Unrestricted Stock Units"), in each case on such terms and conditions as the Committee may determine from time to time.

        (c)    Other Awards.    The Committee may grant Awards (including Performance Awards) other than Options, SARs, Restricted Stock, Unrestricted Stock or Stock Unit Awards.

        (d)    Performance Goals.    The Committee may establish Performance Criteria on which the granting of Performance Awards, Restricted Stock, Unrestricted Stock, or Stock Unit Awards, or the vesting of Restricted Stock or Restricted Stock Unit Awards, will be subject. The Committee shall determine whether any Performance Criteria so established have been achieved, and if so to what extent, and its determination shall be binding on all persons.

9.     General Provisions Applicable to Awards

        (a)    Documentation and Legal Conditions on Delivery of Stock.    Each Award shall be evidenced by a writing delivered to the Participant or agreement executed by the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable tax and regulatory laws and accounting principles. The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: the Company or if applicable, the Company's counsel, is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock.

        (b)    Application of Code Section 409A.    Awards under the Plan are intended either to be exempt from the rules of Section 409A of the Code or to satisfy those rules, and shall be construed accordingly. Granted Awards may be modified at any time, in the Committee's discretion, so as to increase the likelihood of exemption from or compliance with the rules of Section 409A of the Code.

        (c)    Committee Discretion.    Awards may be made alone or in combination with other Awards, including Awards of other types. The terms of Awards of the same type need not be identical, and the Committee need not treat Participants uniformly (subject to the requirements of applicable law). Except as otherwise expressly provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of grant or at any time thereafter.

        (d)    Dividends and Cash Awards.    In the discretion of the Committee, any Award under the Plan, with the exception of Options and SARs, may provide the Participant with (i) dividends or dividend equivalents payable (in cash or in the form of Awards under the Plan) currently or deferred with or without interest and (ii) cash payments in lieu of or in addition to an Award. Any entitlement to dividends, dividend equivalents or similar entitlements will be established and administered either consistent with an exemption from, or in compliance with, the requirements of Section 409A of the Code. Dividends or dividend equivalent amounts payable in respect of Awards that are subject to restrictions may be subject to such limits or restrictions as the Committee may impose. The Committee shall determine the payment dates for any cash payments in lieu of or in addition to an Award. Except as otherwise determined by the Committee, no such cash payments shall be made unless the Participant's employment continues through the applicable payment date(s).

        (e)    Termination of Service.    Unless the Committee expressly provides otherwise, the following rules shall apply in connection with the cessation of a Participant's employment or other service relationship with the Company and its Affiliates. Immediately upon the cessation of the Participant's employment or other service relationship with the Company and its Affiliates, an Award requiring exercise will cease to be exercisable and all Awards to the extent not already fully vested will be forfeited, except that:

            (i)  All Options and SARs held by a Participant immediately prior to his or her death, to the extent then exercisable, will remain exercisable by such Participant's executor or administrator or the person or persons to whom the Option or SAR is transferred by will or the applicable laws of descent and distribution, in each case for the lesser of (i) the one year period ending with the first anniversary of the Participant's death or (ii) the period ending on the latest date on which such

  Option or SAR could have been exercised without regard to this subsection (e), and shall thereupon terminate;

           (ii)  All Options and SARs held by the Participant immediately prior to the cessation of the Participant's employment or other service relationship for reasons other than death and except as provided in (iii) below, to the extent then exercisable, will remain exercisable for the lesser of (1) a period of three months or (2) the period ending on the latest date on which such Option or SAR could have been exercised without regard to this subsection (e), and shall thereupon terminate; and

          (iii)  Unless the Committee expressly provides otherwise, a Participant's "employment or other service relationship with the Company and its Affiliates" will be deemed to have ceased, in the case of an employee Participant, upon termination of the Participant's employment with the Company and its Affiliates (whether or not the Participant continues in the service of the Company or its Affiliates in some capacity other than that of an employee of the Company or its Affiliates), and in the case of any other Participant, when the service relationship in respect of which the Award was granted terminates (whether or not the Participant continues in the service of the Company or its Affiliates in some other capacity).

        (f)    Recovery of Compensation; Other Terms.    Awards (whether or not vested or exercisable) held by a Participant are subject to forfeiture, termination and rescission, and a Participant will be obligated to return to the Company the value received with respect to Awards (including payments made and/or Common Stock delivered under an Award and any gain realized on a subsequent sale or disposition of an Award or Common Stock delivered under an Award), in each case (i) to the extent provided by the Committee in an Award agreement in connection with an overpayment to the Participant of incentive compensation due to inaccurate financial data, (ii) in accordance with Company policy relating to the recovery of erroneously-paid incentive compensation, as such policy may be amended and in effect from time to time or (iii) as otherwise required by law or applicable stock exchange listing standards, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Each Participant, by accepting an Award pursuant to the Plan, agrees to return the full amount required under this Section 9(f) at such time and in such manner as the Committee shall determine in its sole discretion and consistent with applicable law (including applicable stock exchange listing requirements). Neither the Committee nor the Company will be responsible for any adverse tax or other consequences to a Participant that may arise in connection with this Section 9(f). For the avoidance of doubt, in addition to any forfeiture or other restrictions imposed by the terms of an Award agreement, every Award issued under the Plan will be subject to potential forfeiture or "claw back" to the fullest extent called for by applicable federal or state law. In addition, to the extent provided by the Committee, Common Stock received upon settlement, vesting or exercise of an Award may be subject to stock ownership guidelines or policies established by the Company with respect to its employees, directors and/or other service providers.

        (g)    Transferability.    No Award may be transferred other than by will or the laws of descent and distribution and may be exercised, during the life of the Participant, only by the Participant, except that, as to Awards other than ISOs, the Committee may permit certain transfers to the Participant's family members or to certain entities controlled by the Participant or his or her family members, subject to applicable security and other laws and such limitations as the Committee may impose.

        (h)    Withholding Taxes.    The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes or social insurance contributions required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax (or social insurance) obligations from any payment of any kind due to the Participant hereunder or otherwise. In the Committee's discretion, the minimum tax (or social insurance) obligations required by law to be withheld in respect of Awards may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the obligation, valued at their Fair Market Value on the date of retention or delivery.

        (i)    Amendment of Award.    Except as otherwise expressly provided in the Plan, the Committee may amend, modify, or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization (in each case, subject to the applicable law (including stock exchange listing requirements) and the requirements of Section 409A of the Code) and converting an ISO to an NSO. Any such action shall require the Participant's consent unless the Committee determines that the action would not materially and adversely affect the Participant. In furtherance of the foregoing, the Committee may, with the affirmative vote of holders of a majority of the shares of Stock cast in person or by proxy at a meeting of the stockholders of the Company at which a quorum representing a majority of all outstanding shares of Stock is present or represented by proxy, either provide for (a) the cancellation of outstanding Options or SARs and the grant in substitution therefor of new Options or SARs having a lower exercise price (but not lower than the then-current exercise price at which a new Award of the same type could be granted on the date of such cancellation) or (b) the amendment of outstanding Options or SARs to reduce the exercise price thereof (but not lower than the then-current exercise price at which a new Award of the same type could be granted on the date of such amendment).

        (j)    Foreign Nationals.    The Committee may take any action consistent with the terms of the Plan, either before or after an Award has been granted, which the Committee deems necessary or advisable to comply with government laws or regulatory requirements of any foreign jurisdiction, including but not limited to modifying or amending the terms and conditions governing any Awards, establishing any sub-plans under the Plan (in accordance with Section 12(f) below) or adopting such procedures as the Committee may determine to be appropriate in response to differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employment, accounting or other matters.

        (k)    Certain Requirements of Corporate Law.    Awards will be granted and administered consistent with the requirements of applicable Delaware law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case as determined by the Committee.

10.   Effect of Certain Transactions

        (a)    Assumptions or Substitutions.    Except as otherwise expressly provided in an Award agreement:

            (i)  In the event of a Corporate Transaction in which there is an acquiring or surviving entity, the Committee may, unless the Committee determines that doing so is inappropriate or unfeasible, provide for the continuation or assumption of some or all outstanding Awards, or for the grant of new awards in substitution therefor, by the acquiror or survivor or an entity controlling, controlled by or under common control with the acquiror or survivor, in each case on such terms and subject to such conditions (including vesting or other restrictions) as the Committee determines are appropriate. Unless the Committee determines otherwise, the continuation or assumption shall be done on terms and conditions consistent with Section 409A of the Code.

           (ii)  In the event of a Corporate Transaction, subject to Section 10(a)(v) below, the Committee may provide for payment (a "cash-out") with respect to some or all Awards, equal in the case of each affected Award to the excess, if any, of (A) the Fair Market Value of one share of Stock times the number of shares of Stock subject to the Award, over (B) the aggregate exercise price, if any, under the Award, in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Committee determines, provided, that the Committee shall not exercise its discretion under this Section 10(a)(ii) with respect to an Award or portion thereof providing for "nonqualified deferred compensation" subject to Section 409A of the Code in a manner that would constitute an extension or acceleration of, or other change in, payment terms if such change would be inconsistent with the applicable requirements of Section 409A of the Code.

          (iii)  In the event of a Corporate Transaction (whether or not there is an acquiring or surviving entity) in which there is no assumption, continuation, substitution or cash-out, then subject to Section 10(a)(v) below, the Committee may provide that each Award requiring exercise will become exercisable, in full, treating as satisfied any vesting condition on any such Award and may provide for the accelerated delivery of shares of Stock remaining deliverable under each such Award consisting of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units), in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Committee, following exercise of the Award or the delivery of Stock, as the case may be, to participate as a stockholder in the Corporate Transaction; provided, that to the extent acceleration pursuant to this Section 10(a)(iii) of an Award subject to Section 409A of the Code would cause the Award to fail to satisfy the requirements of Section 409A of the Code, the Award shall not be accelerated and the Committee in lieu thereof shall take such steps as are necessary to ensure that payment of the Award is made in a medium other than Stock and on terms that as nearly as possible, but taking into account adjustments required or permitted by this Section 10, replicate the prior terms of the Award.

          (iv)  Except as otherwise expressly provided in an Award agreement, each Award (unless assumed or continued pursuant to Section 10(a)(i) above), will terminate upon consummation of the Corporate Transaction, provided that Stock Units accelerated pursuant to Section 10(a)(iii) and Restricted Stock shall be treated in the same manner as other shares of Stock (subject to Section 10(a)(v)).

           (v)  Any share of Stock and any cash or other property delivered pursuant to Section 10(a)(ii) or Section 10(a)(iii) above with respect to an Award may, in the discretion of the Committee, contain such restrictions, if any, as the Committee deems appropriate to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse in connection with the Corporate Transaction. For purposes of the immediately preceding sentence, a cash-out under Section 10(a)(ii) above or the acceleration of exercisability of an Award under Section 10(a)(iii) above shall not, in and of itself, be treated as the lapsing (or satisfaction) of a performance or other vesting condition. In the case of Restricted Stock that does not vest in the Corporate Transaction, the Committee may require that any amounts delivered, exchanged or otherwise paid in respect of such Restricted Stock in connection with the Corporate Transaction be placed in escrow or otherwise made subject to such restrictions as the Committee deems appropriate to carry out the intent of the Plan.

        (b)    Changes In, Distributions With Respect To And Redemptions Of The Stock

            (i)  In the event of any stock dividend or other similar distribution of stock or other securities of the Company, stock split or combination of shares (including a reverse stock split), recapitalization, conversion, reorganization, consolidation, split-up, spin-off, combination, merger, exchange of stock, redemption or repurchase of all or part of the shares of any class of stock or any change in the capital structure of the Company that constitutes an equity restructuring within the meaning of ASC 718, the Committee may, as appropriate in order to prevent enlargement or dilution of benefits intended to be made available under the Plan, make adjustments to the maximum number of shares that may be delivered as per Section 5 and may also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

           (ii)  The Committee may also make adjustments of the type described in Section 10(b)(i) above to take into account distributions to stockholders other than those provided in Section 10(a) and Section 10(b)(i), or any other event, if the Committee determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder, having due regard for: the qualification of ISOs under Section 422 of the Code, the continued exemption of the Awards from (or satisfaction by the Awards of the rules of) Section 409A of the Code, where applicable and, in the case of Awards intended to qualify for the performance-based compensation exception under Section 162(m) of the Code, having due regard for continued qualification for that exception.

          (iii)  References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 10.

11.   Other Compensation Arrangements.

        The existence of the Plan or the grant of any Award will not in any way affect the Company's right to award a person bonuses or other compensation in addition to Awards under the Plan.

12.   Miscellaneous

        (a)    Waiver of Jury Trial.    By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim will be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers. Notwithstanding anything to the contrary in the Plan, nothing herein is to be construed as limiting the ability of the Company and a Participant to agree to submit disputes arising under the terms of the Plan or any Award made hereunder to binding arbitration or as limiting the ability of the Company to require any eligible individual to agree to submit such disputes to binding arbitration as a condition of receiving an Award hereunder.

        (b)    No Right To Employment.    No person shall have any claim or right to be granted an Award. Neither the adoption, maintenance, nor operation of the Plan nor any Award hereunder shall constitute a contract of employment or confer upon any employee, director or consultant of the Company or of any Affiliate any right with respect to the continuance of his/her employment by or other service with the Company or any such Affiliate nor shall it or they be construed as affecting the rights of the Company (or Affiliate) to terminate the service of any person at any time or otherwise change the terms of such service, including, without limitation, the right to promote, demote or otherwise re-assign any employee or other service provider from one position to another within the Company or any Affiliate.

        (c)    No Rights As Stockholder.    Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be issued under the Plan until he or she becomes the holder thereof. A Participant to whom Restricted Stock or Unrestricted Stock is awarded shall be considered a stockholder of the Company at the time of the Award except as otherwise expressly provided in the applicable Award.

        (d)    Effective Date.    The Plan shall be effective on the date it is approved by the stockholders.

        (e)    Amendment of Plan.    The Board may amend, suspend, or terminate the Plan or any portion thereof at any time, subject to such stockholder approval as the Board determines to be necessary or advisable. Further, under all circumstances, the Committee may, but shall not be required to, make non-substantive administrative changes to the Plan as to conform with or take advantage of governmental requirements, statutes or regulations. Except as provided in Section 9(i), no such amendment, modification or termination will adversely affect the rights of any Participant (without his or her consent) under any Award previously granted and no amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required in order for the Plan to qualify or to continue to qualify under Rule 16b-3 or for the Plan to qualify or to continue to qualify under Section 422 of the Code or for Awards intended to be eligible for the performance-based exception under Section 162(m) of the Code to qualify as such or continue such eligibility.

        (f)    Establishment of Sub-Plans.    The Committee may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Committee will establish such sub-plans by adopting supplements to the Plan setting forth (i) such limitations on the Committee's discretion under the Plan as it deems necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as it deems necessary or desirable. All supplements so established will be deemed to be part of the Plan, but each supplement will apply only to Participants within the affected jurisdiction (as determined by the Committee).

        (g)    Limitation of Liability.    Notwithstanding anything to the contrary in the Plan, neither the Company, nor any Affiliate, nor the Committee, nor any person acting on behalf of the Company, any Affiliate or the Committee, shall be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to the Award.

        (h)    Governing Law.    The provisions of the Plan shall be governed by and interpreted in accordance with the laws of the State of Delaware.

Appendix B

COMFORT SYSTEMS USA, INC.
2012 SENIOR MANAGEMENT ANNUAL PERFORMANCE PLAN

        This 2012 Senior Management Annual Performance Plan (the "Plan") has been established to advance the interests of Comfort Systems USA, Inc. (the "Company") by providing for the grant of Awards to employees of the Company and its Affiliates. The Plan is intended to comply with the requirements for tax deductibility imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"), to the extent applicable.

  I.    ADMINISTRATION

        The Plan will be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). The Committee shall have the authority to interpret the Plan, and any interpretation or decision by the Committee with regard to any questions arising under the Plan shall be final and conclusive on all parties. In the case of any Award (as defined in Section III below) intended to qualify as exempt performance-based compensation under Section 162(m), as determined by the Committee (a "Section 162(m) Award"), (i) if any member of the Compensation Committee is not an "outside director" for purposes of such exemption, the "Committee" for purposes of the Plan will consist of a subcommittee consisting of those Committee members who are "outside directors" for such purposes (and where applicable, references in the Plan to the Committee shall be deemed to be references to such subcommittee), (ii) the Committee will exercise its discretion consistent with qualifying the Award for that exemption and (iii) the Committee may delegate to other persons administrative functions that do not involve discretion. In the case of Awards other than Section 162(m) Awards, the Committee may delegate to other persons such duties, powers and responsibilities as it deems appropriate.

  II.    ELIGIBILITY; PARTICIPANTS

        Executive officers and other employees of the Company and its Affiliates shall be eligible to participate in the Plan. An "Affiliate" means any corporation or other entity that stands in a relationship to the Company that would result in the Company and such corporation or other entity being treated as one employer under Section 414(b) and Section 414(c) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee shall select, from among those eligible, the persons who shall from time to time participate in the Plan (each, a "Participant"). Participation by a Participant with respect to one Award under the Plan shall not entitle the individual to participate with respect to a subsequent Award or Awards, if any.

  III.    GRANT OF AWARDS

        The term "Award" as used in the Plan means an award opportunity that is granted to a Participant with respect to the performance period (the "Performance Period") to which the Award relates. A Participant who is granted an Award shall be entitled to a payment, if any, under the Award only if all conditions to payment have been satisfied in accordance with the Plan and the terms of the Award. By accepting (or, under such rules as the Committee may prescribe, being deemed to have accepted) an Award, the Participant agrees to the terms of the Award and the Plan. Except as otherwise specified by the Committee in connection with the grant of an Award, the Performance Period applicable to Awards under the Plan shall be the fiscal year of the Company. The Committee shall select the Participants, if any, who are to receive Awards for a Performance Period and, in the case of each Award, shall establish the following:

          (a)   the Performance Criteria (as defined in Section IV below) applicable to the Award;

          (b)   the amount or amounts that will be payable (subject to adjustment in accordance with Section V) if the Performance Criteria are achieved; and

          (c)   such other terms and conditions as the Committee deems appropriate with respect to the Award.

        For Section 162(m) Awards, (i) such terms shall be established by the Committee not later than (A) the ninetieth (90th) day after the beginning of the Performance Period, in the case of a Performance Period of 360 days or longer, or (B) the end of the period constituting the first quarter of the Performance Period, in the case of a Performance Period of less than 360 days, and (ii) once the Committee has established the terms of such Award in accordance with the foregoing, it shall not thereafter adjust such terms, except to reduce payments, if any, under the Award in accordance with Section V or as otherwise permitted in accordance with the requirements of Section 162(m).

  IV.    PERFORMANCE CRITERIA

        As used in the Plan, the term "Performance Criteria" means specified criteria, other than the mere continuation of employment or the mere passage of time, the satisfaction of which is a condition for the vesting or full enjoyment of an Award. A Performance Criterion and any targets with respect thereto determined by the Committee need not be based upon an increase, a positive or improved result or avoidance of loss. For Section 162(m) Awards, a Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices or the performance or of one or more companies and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): (i) sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization or other items, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; network deployment; sales of particular products or services; customer acquisition, expansion and retention; or any combination of the foregoing; or (ii) acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; recapitalizations, restructurings, financings (issuance of debt or equity), or refinancings; transactions that would constitute a change of control; or any combination of the foregoing. To the extent consistent with the requirements of Section 162(m), the Committee may establish that, in the case of any Section 162(m) Award, one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, the impact of charges for restructurings, discontinued operations, mergers, acquisitions, extraordinary items, and other unusual or non-recurring items, and the cumulative effects of tax or accounting changes, each as defined by U.S. generally accepted accounting principles) occurring during the Performance Period that affect the applicable Performance Criterion or Criteria.

  V.    CERTIFICATION OF PERFORMANCE; AMOUNT PAYABLE UNDER AWARDS

        As soon as practicable after the close of a Performance Period, the Committee shall determine whether and to what extent, if at all, the Performance Criterion or Criteria applicable to each Award granted for the Performance Period have been satisfied and, in the case of Section 162(m) Awards, shall take such steps as are sufficient to satisfy the certification requirement under Section 162(m) as to such performance results. The Committee shall then determine the actual payment, if any, under each Award. No amount may be paid under any Section 162(m) Award unless such certification requirement has been satisfied as set forth above, except as provided by the Committee consistent with the requirements of Section 162(m). The Committee may, in its sole and absolute discretion and with or without specifying its reasons for doing so, after determining the amount that would otherwise be payable under any Award for a Performance Period, reduce (including to zero) the actual payment, if any, to be made under such Award or, in the case of Awards other than Section 162(m) Awards, otherwise adjust the amount payable under such Award. The Committee may exercise the discretion described in the immediately preceding sentence either in individual cases or in ways that affect more than one Participant.

  VI.    PAYMENT UNDER AWARDS

        Except as otherwise determined by the Committee or as otherwise provided in this Section VI, all payments under the Plan will be made, if at all, between January 1 and March 15 of the calendar year following the calendar year in which the Performance Period ends; provided, that the Administrator may authorize elective deferrals in accordance with the deferral rules of Section 409A of the Code and the regulations thereunder ("Section 409A"). The Committee may, but not need, provide that an Award payment will not be made unless the Participant has remained employed by the Company or its Affiliates through the date of payment. Any deferrals with respect to a Section 162(m) Award will be subject to adjustment for notional interest or other notional earnings on a basis, determined by the Committee, that is consistent with qualification of the Award as exempt performance-based compensation under Section 162(m). Awards under the Plan are intended either to qualify for an exemption from, or to comply with the requirements of, Section 409A, but neither the Company nor any Affiliate, nor the Committee, nor any person acting on behalf of the Company, any Affiliate, or the Committee, will be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award by reason of an acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to the Award.

  VII.    PAYMENT LIMITS

        The maximum amount payable to any person for any fiscal year of the Company under Section 162(m) Awards will be $1.5 million, which limitation, with respect to any such Awards for which payment is deferred in accordance with Section VI above, shall be applied without regard to such deferral.

  VIII.    TAX WITHHOLDING

        All payments under the Plan shall be subject to reduction for applicable tax and other legally or contractually required withholdings.

  IX.    AMENDMENT AND TERMINATION

        The Committee may amend the Plan at any time and from time to time; provided, that, with respect to Section 162(m) Awards, no amendment for which Section 162(m) would require stockholder approval in order to preserve the eligibility of such Awards as exempt performance-based compensation shall be effective unless approved by the stockholders of the Company in a manner consistent with the requirements of Section 162(m). The Committee may at any time terminate the Plan.

  X.    MISCELLANEOUS

        (a)   Awards held by a Participant are subject to forfeiture, termination and rescission, and a Participant will be obligated to return to the Company payments received with respect to Awards, in each case (i) to the extent provided by the Committee in connection with (A) a breach by the Participant of a non-competition, non-solicitation, confidentiality or similar covenant or agreement or (B) an overpayment to Participant of incentive compensation due to inaccurate financial data, (ii) in accordance with Company policy relating to recovery of erroneously-paid incentive compensation, as such policy may be amended and in effect from time to time, or (iii) as otherwise required by law or applicable stock exchange listing standards, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Each Participant, by accepting an Award pursuant to the Plan, agrees to return the full amount required under this Section X(a) at such time and in such manner as the Committee shall determine in its sole discretion and consistent with applicable law. The Company will not be responsible for any adverse tax or other consequences to a Participant that may arise in connection with this Section X(a).

        (b)   No person shall have any claim or right to be granted an Award, nor shall the selection for participation in the Plan for any Performance Period be construed as giving a Participant the right to be retained in the employ or service of the Company or its Affiliates for that Performance Period or for any other period. The loss of an Award will not constitute an element of damages in the event of termination of employment for any reason, even if the termination is in violation of an obligation of the Company or any Affiliate to the Participant.

        (c)   In the case of any Section 162(m) Award, the Plan and such Award will be construed and administered to the maximum extent permitted by law in a manner consistent with qualifying the Award for the exemption for performance-based compensation under Section 162(m), notwithstanding anything to the contrary in the Plan. Awards will not be required to be comply with the provisions of this Plan applicable to Section 162(m) Awards (including, without limitation, the composition of the Committee as set forth in Section I above) if and to the extent they are eligible (as determined by the Committee) for exemption from such limitations by reason of the post-initial public offering transition relief set forth in Treas. Regs. § 1.162-27(f).

        (d)   Except as otherwise provided in an Award, the Committee shall, in its sole discretion, determine the effect of a Covered Transaction (as defined in the Company's 2011 Omnibus Incentive Plan, as it may be amended from time to time) on Awards under the Plan.

        (e)   The Plan shall be effective as of March 21, 2012 (the "Effective Date") and shall supersede and replace the Company's 2008 Senior Management Annual Performance Plan with respect to Awards granted after the Effective Date.

0 14475 COMFORT SYSTEMS USA, INC. ANNUAL MEETING OF STOCKHOLDERS Solicited by the Board of Directors of Comfort Systems USA, Inc. The undersigned hereby appoints Brian E. Lane and Trent T. McKenna, and each of them individually, as proxies with full power of substitution, to vote, as designated on the reverse, all shares of Common Stock of Comfort Systems USA, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders thereof to be held on May 17, 2012, or at any adjournment or postponement thereof. ALL SHARES WILL BE VOTED AS DIRECTED HEREIN. IF NO SUCH DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. (Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF COMFORT SYSTEMS USA, INC. May 17, 2012 NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The notice of meeting, proxy statement and proxy card are available at http://proxy2012.comfortsystemsusa.com Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. ELECTION OF NINE DIRECTORS FOR TERMS EXPIRING AT THE 2013 ANNUAL MEETING; O William F. Murdy O Darcy G. Anderson O Herman E. Bulls O Alfred J. Giardinelli, Jr. O Alan P. Krusi O Brian E. Lane O Franklin Myers O James H. Schultz O Robert D. Wagner, Jr. 2. RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2012. 3. ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS. 4. TO APPROVE THE 2012 EQUITY INCENTIVE PLAN. 5. TO APPROVE THE 2012 SENIOR MANAGEMENT ANNUAL PERFORMANCE PLAN. You hereby revoke all previous proxies given. You may revoke this proxy at any time prior to a vote thereon. Receipt of the accompanying proxy statement and the Annual Report of Comfort Systems USA, Inc., which includes the Annual Report on Form 10-K for the fiscal year ended December 31, 2011, is hereby acknowledged. PLEASE COMPLETE, SIGN AND PROMPTLY MAIL IN THE ENCLOSED ENVELOPE. FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s) mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" ON PROPOSAL 1, A VOTE "FOR" PROPOSAL 2, A VOTE "FOR" PROPOSAL 3, A VOTE "FOR" PROPOSAL 4, AND A VOTE "FOR" PROPOSAL 5. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 20930333000000000000 8 051712 FOR AGAINST ABSTAIN

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. ELECTION OF NINE DIRECTORS FOR TERMS EXPIRING AT THE 2013 ANNUAL MEETING; O William F. Murdy O Darcy G. Anderson O Herman E. Bulls O Alfred J. Giardinelli, Jr. O Alan P. Krusi O Brian E. Lane O Franklin Myers O James H. Schultz O Robert D. Wagner, Jr. 2. RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2012. 3. ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS. 4. TO APPROVE THE 2012 EQUITY INCENTIVE PLAN. 5. TO APPROVE THE 2012 SENIOR MANAGEMENT ANNUAL PERFORMANCE PLAN. You hereby revoke all previous proxies given. You may revoke this proxy at any time prior to a vote thereon. Receipt of the accompanying proxy statement and the Annual Report of Comfort Systems USA, Inc., which includes the Annual Report on Form 10-K for the fiscal year ended December 31, 2011, is hereby acknowledged. PLEASE COMPLETE, SIGN AND PROMPTLY MAIL IN THE ENCLOSED ENVELOPE. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s) mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 NOMINEES: ANNUAL MEETING OF STOCKHOLDERS OF COMFORT SYSTEMS USA, INC. May 17, 2012 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page and use the Company Number and Account Number shown on your proxy card. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card. Vote online or by telephone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" ON PROPOSAL 1, A VOTE "FOR" PROPOSAL 2, A VOTE "FOR" PROPOSAL 3, A VOTE "FOR" PROPOSAL 4, AND A VOTE "FOR" PROPOSAL 5. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 20930333000000000000 8 051712 COMPANY NUMBER ACCOUNT NUMBER NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The notice of meeting, proxy statement and proxy card are available at http://proxy2012.comfortsystemsusa.com